UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
COLUMBIA LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March XX, 2013

Dear Stockholder:
You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Columbia Laboratories, Inc. (“Columbia” or the “Company”) on Wednesday, May 1, 2013 at 10:00 a.m. Eastern Time at the Hilton Hotel Boston Downtown/Faneuil Hall, 89 Broad Street, Boston, MA 02110.
Your Board of Directors recommends a vote for the election of each of the six nominees for director, for the ratification of the appointment of our independent registered public accounting firm, for the advisory vote on executive compensation or "say-on-pay," for a proposed authorization to the Board of Directors of the Company to amend the Company's certificate of incorporation to effectuate a reverse stock split of our Common Stock, for a proposed amendment to the Company's 2008 Long-term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), and for the ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.
We hope you can join us at this meeting. As a stockholder, your participation in the affairs of Columbia is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or voting online or by telephone, using the procedures described in the accompanying Proxy Statement and proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously voted.
Our 2012 Annual Report and Proxy Statement for the 2013 Annual Meeting of Stockholders are enclosed. We hope you find them informative reading.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Columbia.

Sincerely yours,

Frank Condella
President and Chief Executive Officer

Stephen G. Kasnet
Chairman of the Board of Directors

354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039
TEL: (973) 994-3999 FAX: (973) 994-3001 http://www.columbialabs.com

COLUMBIA
LABORATORIES, INC

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME    10:00 a.m, Eastern Time on Wednesday, May 1, 2013

PLACE    Hilton Hotel
Boston Downtown/Faneuil Hall
89 Broad Street,
Boston, MA 02110

ITEMS OF BUSINESS

1.	To elect six members to the Board of Directors.

2.	To ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	To conduct an advisory vote on the compensation paid to our named executive officers.

4.
To approve a proposed authorization to the Board of Directors of the Company to amend the Company's certificate of incorporation to effectuate a reverse stock split of our Common Stock at a ratio of up to and including one-for-ten, such ratio to be determined by our Board of Directors (the "Reverse Stock Split"). The purpose of this proposal is to enable the Company to regain compliance with the minimum closing bid price requirement so that we may continue our listing on the Nasdaq Stock Market.

5.
To approve a proposed amendment to the Company's 2008 Long-term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units.

6.	To ratify an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.

7.	To transact any other business properly brought before the Annual Meeting.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on March 15, 2013.

ANNUAL REPORT	Our 2012 Annual Report is enclosed and is a part of our proxy materials being provided to you.

With respect to Proposal 4 to effectuate a Reverse Stock Split, we ask for approval as a precautionary measure only in the event that our stock price does not reach the minimum closing bid price within the allowed grace period to maintain listing on the Nasdaq Stock Market. Management believes that its current and future growth prospects are significant enough to warrant a higher stock price. However, management cannot guarantee that the market will reward the Company with a stock price to maintain its Nasdaq Stock Market listing and therefore asks for a vote FOR authorizing the Board of Directors to effectuate the split in the event it is necessary to do so.

Your vote in support of a Reverse Stock Split is essential to provide the Company with a means to maintain its listing on the Nasdaq Stock Market, should it be necessary to do so.  A vote AGAINST Proposal 4 could result in the Company being downgraded to the Over-the-Counter market, which management believes would be detrimental to the Company's ability to further grow its business.

With respect to Proposal 5, we are recommending a vote FOR the increase in the number of authorized shares in the Company's 2008 Long-term Incentive Plan to provide the Company with the financial flexibility to attract top talent, ultimately leading to improving stockholder value.

We also recommend that you vote FOR Proposals 1, 2, 3 and 6.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2012 Annual Report as filed on form 10-K are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

By Order of the Board of Directors

Jonathan Lloyd Jones
Secretary

This Proxy Statement and accompanying proxy card are being distributed on or about March XX, 2013.

IMPORTANT

IT IS IMPORTANT THAT YOU RETURN THE PROXY PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR BROKER PROVIDES FOR VOTING ONLINE OR BY TELEPHONE, YOU MAY VOTE ONLINE OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY CARD.

SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

Important Notice Regarding the Availability of Proxy Materials for Columbia Laboratories, Inc.'s
2013 Annual Meeting of Stockholders to be Held on Wednesday, May 1, 2013

This Proxy Statement and our 2012 Annual Report are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

In accordance with SEC rules, this website does not use “cookies,” track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

Director Independence	14
Communications with the Board	14
Meetings and Attendance during Fiscal 2012	15
Committees of the Board	15
Audit Committee	15
Compensation Committee	15
Nominating and Corporate Governance Committee	15
Lead Scientific Director	16
Executive Officers	17
Code of Business Conduct and Ethics	17
Certain Relationships and Related Person Transactions	17
Arrangements and Understandings	18
Miscellaneous	18

Compensation Discussion and Analysis
Introduction	19
Risk Assessment	19
Stock Ownership Guidelines for Named Executive Officers	19
Executive Compensation Philosophy and Objectives	19
Compensation Program Elements and Pay Level Determination	20
Public Company Peer Group	21
The Role of Stockholder "Say on Pay" Votes	21
Components of our Executive Compensation Program	21
Base Salary	22
Changes in Base Salaries for 2013	22
2012 Annual Cash Incentive Bonus	22
Equity Compensation	23
Benefits and Perquisites	24
Termination or Change in Control	24
Tax Considerations	25
Compensation Committee Report	25

Executive and Director Compensation
Summary Compensation Table	26
Total Realized Compensation	27
2012 Grants of Plan-Based Awards Table	28
Outstanding Equity Awards at 2012 Fiscal Year-End	29
Option Exercises and Stock Vested in Fiscal 2012	31
Payments upon Termination or Change in Control	31
For Mr. Condella	31
For Mr. Lloyd Jones	33
2012 Director Compensation	33
2013 Director Compensation	34
Compensation Committee Interlocks and Insider Participation	34

Report of the Audit Committee	35

Proposal 1 - Election of Directors	37

Proposal 2 - Ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2013	38

Proposal 3 - Advisory vote on the compensation of Columbia's Named Executive Officers	39

Proposal 4 - Approval of a proposed authorization to the Board of Directors of the Company to amend the Company's certificate of incorporation to effectuate a reverse stock split of the Common Stock at a ratio of up to and including one-for-ten, such ratio to be determined by our Board of Directors.	40

Proposal 5 - Approval of a proposed amendment to the Company's 2008 Long-term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units.	47

Proposal 6 - Ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.	55

Other Matters	60

Householding of Proxy Materials	60

The Company's Website	60

Annual Report and Other SEC Filings	60

Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals	61
What happens if additional proposals are presented at the Annual Meeting?	61
Who will bear the cost of soliciting votes for the Annual Meeting?	61
How do I propose individuals to serve as directors?	61
May I propose actions for consideration at next year's Annual Meeting of Stockholders?	61

Appendix A - Certificate of Amendment of the Restated Certificate of Incorporation of Columbia Laboratories, Inc.	62

Appendix B - Columbia Laboratories, Inc. Amended and Restated 2008 Long-Term Incentive Plan	63

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board” or “Board of Directors”) of Columbia Laboratories, Inc. (“Columbia,” the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Columbia's Annual Meeting of Stockholders, which will take place on May 1, 2013. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being distributed on or about March XX, 2013.

Q:	Who is soliciting the proxies?

A:
We are soliciting proxies in the form enclosed on behalf of the Board. We will vote any such signed proxy, if received in time and not revoked, at the Annual Meeting according to your directions. We will vote any signed proxy that fails to specify a choice on any matter to be acted upon FOR the election of each nominee for director, FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013, FOR the approval of the compensation of the Company's named executive officers (“say-on-pay”), FOR a proposed authorization to the Board to amend the Company's certificate of incorporation to effectuate a Reverse Stock Split of our Common Stock at a ratio of up to and including one-for-ten (such ratio to be determined by our Board of Directors) to enable the Company to regain compliance with the minimum closing bid price requirement and continue our listing on the Nasdaq Stock Market, FOR a proposed amendment to the Company's 2008 Long-Term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units, FOR the ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”) and, in the proxy holders' discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What information is contained in these materials?

A:
This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and Columbia's most highly paid officers, and other required information. We have also enclosed for your review Columbia's 2012 Annual Report, which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are six matters on which a vote is scheduled at this year's Annual Meeting:

•	The election of six directors to the Board;

•	The ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	An advisory vote on executive compensation ("say-on-pay");

•
A proposed authorization to the Board to amend the Company's certificate of incorporation to effectuate a Reverse Stock Split of our Common Stock at a ratio of up to and including one-for-ten to enable the Company to regain compliance with the minimum closing bid price requirement and continue our listing on the Nasdaq Stock Market;

•
A proposed amendment to the Company's 2008 Long-Term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units; and,

•	The ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.

We will also consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the Board's voting recommendations?

A:	The Board recommends that you vote your shares:

•	FOR the election of each of the six nominees named herein to the Board;

•	FOR the ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers ("say-on-pay");

•
FOR a proposed authorization to the Board to amend the Company's certificate of incorporation to effectuate a Reverse Stock Split of our Common Stock at a ratio of up to and including one-for-ten (such ratio to be determined by our Board of Directors) to enable the Company to regain compliance with the minimum closing bid price requirement and continue our listing on the Nasdaq Stock Market;

•
FOR a proposed amendment to the Company's 2008 Long-Term Incentive Plan to increase the number of shares available for the grant of awards by 4,000,000 shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units;

•	FOR the ratification of an extension of the Company's stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code; and,

•	In the proxy holders' discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What are the benefits to providing the Board of Directors with the discretion to conduct the Reverse Stock Split?

A:
The Company has been listed on the Nasdaq Global Market since 2004.  Nasdaq Global Market and Nasdaq Capital Market rules include conditions for continued listing.  One such requirement is a minimum closing bid share price of $1.00.  During calendar year 2012, our closing price ranged from a low of $0.57 to a high of $2.90.  On October 24, 2012, the Company received a notice from Nasdaq of failure to comply with a continued listing rule, specifically the minimum bid price of Nasdaq Listing Rule 5450(a)(1).  The Company has a grace period of 180 calendar days, or until April 22, 2013, in which to regain compliance. If at that time the Company is in compliance with all initial listing standards for the Nasdaq Capital Market other than the minimum closing bid price rule, the Company could apply to transfer the listing of its Common Stock to the Nasdaq Capital Market and thereby receive an additional grace period to gain compliance with the minimum closing bid price rule. Compliance is regained when the Company meets or exceeds the minimum closing bid price for a period of 10 consecutive trading days.

The Company believes that a potential benefit of a Reverse Stock Split would be a corresponding increased share price.  An increased share price could assist in maintaining a price well above the minimum price, and could assist in returning our stock price to a level that we believe is more reflective of our Company's value.  A higher price could reduce stockholder transaction costs in that many investors pay commissions based on the number of shares traded when they buy or sell our stock.  If our stock prices were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price was lower.

The Company also believes that an increase in the per-share price may encourage additional investor interest in the Company by allowing for a broader range of investors to purchase the Common Stock. Many institutional investors and investment funds may be reluctant to invest, and in some cases prohibited from investing, in lower-priced stocks.

Q:	What are the risks associated with conducting a Reverse Stock Split?

A:
If the Reverse Stock Split is implemented, the resulting per-share price may not rise to a level commensurate with the reverse split ratio.  If this were to occur, total market capitalization and shareholder value could decrease.

Q:	What effect will the Reverse Stock Split have on our issued and outstanding shares of common and preferred stock?

A:
If the Reverse Stock Split is approved by our stockholders and implemented by the Board of Directors, we will exchange one new share of Common Stock for a number of outstanding shares to be determined when our Board of Directors selects from the proposed reverse split range up to and including one (1) for ten (10).  When the Reverse Stock Split becomes effective, the number of our authorized and outstanding shares of Common Stock will be reduced proportionately to the selected reverse split ratio, but we expect that the value of each share will increase by that same ratio. We will not issue fractional shares, but will instead pay a cash amount equal to the fair value of the fractional share.  The Reverse Stock Split is not expected to impact the market value of our Company as a whole.

In addition, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock into which our convertible preferred stock could be converted would be adjusted to give effect to the Reverse Stock Split.

Q:	What effect will the Reverse Stock Split have on our authorized shares of common and preferred stock?

A:
The proposed amendment to our certificate of incorporation to effect the Reverse Stock Split will effect the Reverse Stock Split but will not change the number of authorized shares of Common Stock or preferred stock, or the par value of Common Stock or preferred stock, but will effectively increase the number of shares of Common Stock available for future issuance under our certificate of incorporation. The Company does not currently have any specific plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split. In addition, future issuances of Common Stock by the Company are subject to rules promulgated by the Nasdaq Stock Market that require stockholder approval of certain transactions involving the issuance by the Company of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance,and regulations of the SEC that can limit the size of financing transactions by companies with a public float of less than $75 million.

Q:	How will the Reverse Stock Split impact our Company's stock option plans and agreements?

A:
The number of shares of Common Stock reserved for issuance pursuant to our Company's stock option plan or agreements will be reduced by the selected reverse split ratio and the exercise price will be increased by the same ratio.

Q:	What are the mechanics of the Reverse Stock Split?

A:	Assuming the Reverse Stock Split is approved by our stockholders, this is how it will work:

If your shares are held in “street name”- that is through a brokerage firm, bank, dealer or other similar organization- the number of shares you hold will automatically be adjusted to reflect the Reverse Split.

If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e. your shares are not represented by a physical stock certificate), the number of shares you hold will automatically be adjusted to reflect the Reverse Stock Split.

If your shares are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e. your shares are represented by one or more physical stock certificates) and you comply with the procedures established by the Company for the exchange of stock certificates, you will receive a new certificate representing post-split Common Stock from our transfer agent.

Q:	What is the effect on existing shares of Common Stock?

A:
The Reverse Stock Split will not affect any stockholder's percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of our stockholders owning fractional shares, as discussed further below.

Q:	Can our Board of Directors abandon the Reverse Stock Split and proposed amendment to our certificate of incorporation?

A:
While we intend to implement the Reverse Stock Split as necessary to maintain our Nasdaq listing, our Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the amendment to our certificate of incorporation.

Q:	How will Fractional Shares be treated in a Reverse Stock Split?

A:	Stockholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, we will pay a cash amount equal to the fair value of the fractional share.

Q:	How does the Reverse Stock Split affect trading of Columbia's shares?

A:
 There is no impact on the actual trading of Columbia shares. They will continue to trade on the Nasdaq Market without interruption. We expect that Nasdaq will append a “D” to our ticker symbol to indicate the completion of the Reverse Stock Split for a period of 20 days “CBRXD”. In addition, our shares of Common Stock will also trade under a new CUSIP number as of the effective date of the Reverse Stock Split.

Q:	What shares may I vote?

A:
You may vote all shares of Columbia's Common Stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), that you owned as of the close of business on March 15, 2013 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record, and,

2.	those held for you as the beneficial owner through a stockbroker, bank, or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Columbia's Series C Convertible Preferred Stock has no voting rights.

On the Record Date, there were approximately 87,507,333 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having voting power equal to 2,600 shares of Common Stock, and 22,740 shares of Series E Preferred Stock issued and outstanding having voting power equal to 1,137,000 shares of Common Stock.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Columbia stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Columbia's transfer agent, American Stock Transfer & Trust Company LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the Annual Meeting. Columbia has enclosed a proxy card for you to use.
Beneficial Owner
If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

If you are the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee (i.e., the record holder) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail - You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet - If you hold your shares in street name and the firm that holds your shares offers Internet voting, your broker voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote online.

By Telephone - If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction card will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Columbia's Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to Columbia's Transfer Agent before the vote at the Annual Meeting or you vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.
For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Votes that are withheld will not be included in the vote tally for the election of directors (Proposal 1) and will not affect the results of that vote. For abstentions, see “What happens if I abstain from voting” below.

If you sign your proxy card with no further instructions, your proxies will vote your shares in accordance with the recommendations of the Board. Brokers may exercise discretion to vote shares as to which instructions are not given only with respect to the approval of the ratification of our independent registered public accounting firm (Proposal 2) and approval of the authorization of the Board to amend the certificate of incorporation to effectuate the Reverse Stock Split (Proposal 4).

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock, shares of Common Stock into which the Series B Preferred Stock is convertible, and shares of Common Stock into which the Series E Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors (Proposal 1), the six nominees for director who receive the highest number of votes “FOR” election will be elected as directors. This is called a plurality.
Approval of the ratification of our independent registered public accounting firm (Proposal 2), the advisory vote on "say-on-pay" (Proposal 3), approval of the proposed amendment to the Company's 2008 Long-Term Incentive Plan to increase the number of shares available for the grant of awards (Proposal 5), and the ratification of the extension of our stockholder rights plan to preserve the use of net operating losses under Section 382 of the Internal Revenue Code (Proposal 6) require the affirmative vote of a majority of votes cast on the proposal, in person or by proxy, at the Annual Meeting. Approval of the authorization to the Board to amend the Company's certificate of incorporation to effectuate a Reverse Stock Split of our Common Stock at a ratio of up to and including one-for-ten to enable the Company to regain compliance with the minimum closing bid price requirement and continue our listing on the Nasdaq Stock Market (Proposal 4) requires the affirmative vote of a majority of votes entitled to be cast by holders of our Common Stock, Series B Preferred Stock, and Series E Preferred Stock voting together as a single class in favor of the amendment.
In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:
If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, other than with respect to the election of directors (Proposal 1), which will be determined by a plurality of the votes cast, an abstention on a proposal will have the same effect as a vote AGAINST the proposal.

Q:	What is a “broker non-vote”?

A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld. In the case of any proposals requiring a majority vote in favor of the proposal, a broker non-vote will have the same effect as a vote AGAINST the proposal.

Q:	Will I have dissenters' rights?

A:	No dissenters' rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 61.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of March 15, 2013, information with respect to the beneficial ownership of Columbia's Common Stock by:

•	each person known to us to be the beneficial owner of more than 5% of Columbia's Common Stock;

•	each of Columbia's directors and director nominees;

•	each of the individuals in the Summary Compensation Table (collectively, the “named executive officers”); and,

•	all of Columbia's current directors and executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 14, 2013, (60 days after March 15, 2013) through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total (2)
Actavis, Inc., and Coventry Acquisition, LLC (3) 311 Bonnie Circle Corona, California 92880	11,200,000	12.8%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total (2)

Directors and Named Executive Officers:

Valerie L. Andrews (4)(5)	110,948	*

Edward A. Blechschmidt (4)(5)	151,587	*

Frank C. Condella, Jr. (4)(5)	805,264	*

George W. Creasy (5)	43,050	*

Cristina Csimma (5)	80,874	*

Lawrence A. Gyenes (4)(5)	398,125	*

Stephen G. Kasnet (4)(5)	206,640	*

Michael McGrane (4)(5)	792,756	*

G. Frederick Wilkinson (5)(6)	11,270,000	12.9%

All Directors and Executive Officers as a Group (9 persons) (4)(5)(6)	13,859,244	15.5%

*Signifies less than 1%

1.
Includes shares that may be acquired through the conversion of shares of convertible preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before May 14, 2013.

2.
Based on 87,507,333 shares outstanding at March 15, 2013. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before May 14, 2013, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

3.
Based on Schedule 13G, filed on February 14, 2012, with the SEC by Watson Pharmaceuticals, Inc., (“Watson”), Watson Laboratories, Inc., (“Watson Labs”), and Coventry Acquisition, LLC (“Coventry”), in which Coventry (an indirect wholly-owned subsidiary of Watson), Watson, and Watson Labs reported beneficial ownership of 11,200,000 shares of Common Stock. On January 24, 2013, Watson announced that it had adopted Actavis, Inc., (“Actavis”) as its new global name.

4.
Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days after March 15, 2013, as follows: Ms. Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Condella, 642,500 shares; Mr. Gyenes 348,125 shares; Mr. Kasnet, 12,000 shares; and Mr. McGrane 702,995 shares.

5.	Address: c/o Columbia Laboratories, Inc., 354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039

6.
Includes Mr. Wilkinson's direct ownership of 70,000 shares of Common Stock. Also includes beneficial ownership of the shares of Common Stock described in footnote 3 above reported as beneficially owned by Actavis, Watson Labs, and Coventry. Mr. Wilkinson is President, Actavis Specialty Brands, of Actavis.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of March 15, 2013.

Series E Preferred Stock. The following table sets forth, as of March 15, 2013, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia's Series E Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total (1)

Knott Partners Offshore Master Fund, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	9,580	42%

Knott Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	7,980	35%

Shoshone Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,180	23%

(1)Based on 22,740 shares of Series E Preferred Stock outstanding at March 15, 2013.

As of March 15, 2013, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to Columbia. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to our Company, we believe that during 2012 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (“BDO”) serves as the Company's independent registered public accounting firm and has served in that capacity since July 2008. The decision to engage BDO as the Company's independent registered public accounting firm was approved by the Audit Committee of the Board.

The Audit Committee considered the independence of BDO and whether the audit and non-audit services BDO provides to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by BDO; those policies are included in the Audit Committee's report. See “Board of Directors and Corporate Governance - Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company's independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of BDO USA, LLP

The following table sets forth the aggregate fees billed to the Company by BDO for the fiscal years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees (1)	$404,945	$350,310
Audit-Related Fees (2)	2,500	2,500
Tax Fees (3)	49,887	28,653
Total	$457,332	$381,463

1.
Audit fees consisted of fees for audit work performed in the audit of financial statements, including the audit of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act, as well as fees for quarterly reviews and registration statements.

2.	Audit-related fees consisted principally of fees for consulting on financial accounting and reporting standards for certain transactions and related matters.

3.	Tax fees consisted principally of fees for work performed with respect to tax compliance and tax planning.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor's independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.
In fiscal 2012 and 2011, all audit and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

Directors are required by Columbia to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors.

The Board is currently comprised of six members, as follows, each of whose current term of office as a director expires at the 2013 Annual Meeting of Stockholders:

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Valerie L. Andrews	Director	53	2005
Edward A. Blechschmidt	Director	60	2004
Frank C. Condella, Jr.	Director and Chief Executive Officer	58	2009
Cristina Csimma, PharmD	Director	54	2010
Stephen G. Kasnet	Chairman of the Board	67	2004
G. Frederick Wilkinson	Director	56	2010

Valerie L. Andrews has been a Director of Columbia since October 2005 and is vice president and general counsel of Vertex Pharmaceuticals Incorporated. Before joining Vertex in 2002, Ms. Andrews was executive director of licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow. She served as a law clerk to Chief Judge Levin H. Campbell of the U.S. Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the U.S. Air Force.
Ms. Andrews has extensive experience in business and legal matters, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in corporate governance, strategic transactions, risk management, and compliance matters.

Edward A. Blechschmidt has been a Director of Columbia since August 2004. He was chief executive officer of Novelis, Inc. (aluminum rolled products) from December 2006 to May 2007. He was chairman, chief executive officer and president of Gentiva Health Services (home healthcare) from March 2000 until his retirement in July 2002. He previously served as chief executive officer and a director of Olsten Corporation (“Olsten”) (staffing services), the conglomerate from which Gentiva Health Services was split off and taken public. Before joining Olsten, Mr. Blechschmidt was president and chief executive officer of both Siemens' Nixdorf Americas (information technology) and Siemens' Pyramid Technology (information technology), prior to which he served more than 20 years with Unisys Corporation (information technology), ultimately as chief financial officer. He is currently a director of Lionbridge Technologies, Inc. (business services), Diamond Foods, Inc (snack foods), and VWR International, LLC, (laboratory supplies). Mr. Blechschmidt is also chairman of the board of Quintig, a private software company. In addition he served on the board of directors of Healthsouth Corp. from 2004 to 2012 and Option Care, Inc., from 2005 to 2007.
Mr. Blechschmidt has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies, including in the healthcare field.

Frank C. Condella, Jr. has served as Chief Executive Officer since December 2009 and has been a Director of Columbia since March 2009. Mr. Condella has over 30 years of experience in both privately and publicly held companies, all of which were in the life sciences industry. He was chief executive officer of Skyepharma plc from March 2006 to September 2008, president of European operations and managing director, UK, at IVAX Corporation from 2002 to February 2006, and president and chief executive officer of Faulding Pharmaceutical Co., from 2000 to 2001. Previously, he was vice president of specialty care products at Hoffman-La Roche and vice president and general manager of the Lederle unit of American Home Products. Mr. Condella is the non-executive chairman of Skyepharma plc. Mr. Condella holds a MBA degree and a B.S. degree in pharmacy from Northeastern University.

Mr. Condella has a wide-ranging business background, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in marketing and sales, business development, manufacturing and product development.

Cristina Csimma, PharmD, has been a Director of the Company since September 2010. Dr. Csimma has been chief executive officer of Cydan Development, Inc. (therapeutics for orphan diseases) since November 2012, prior to which she was engaged in strategic advisory roles with the biopharmaceutical and venture capital industries, as well as government and patient organizations. She served as vice president, drug development, of Virdante Pharmaceuticals, Inc., from January 2009 to May 2011. She was a principal of Clarus Ventures, LLC (life sciences venture capital), from 2006 through 2008. She was senior director/director, experimental medicine and translational research, Wyeth Research (pharmaceuticals) from 2001 to 2006, and director, clinical research and development, Wyeth-Ayerst Research (pharmaceuticals) from 2000 to 2001. Previously, Dr. Csimma held various positions, including associate director, clinical research, with Genetics Institute from 1988 to 2000, and was a clinical pharmacist with Dana-Farber Cancer Institute from 1983 to 1988. Dr. Csimma holds B.S. and Doctor of Pharmacy degrees from the Massachusetts College of Pharmacy and Allied Health Sciences, and a Master of Health Professions from Northeastern University.
Dr. Csimma has extensive experience in the biopharmaceutical industry, venture capital and academic settings, and worked globally in multiple therapeutic areas, with leadership roles in drug development, clinical research, and translational medicine.

Stephen G. Kasnet has been a Director of the Company since August 2004 and Chairman of the Board since November 2004. He was president and chief executive officer of Dartmouth Street Capital LLC (real estate) from April 2007 through September 2009. He was president and chief executive officer of Harbor Global Company, Ltd. (investment management and real estate), from June 2000 through 2006. He previously held senior management positions with various financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot, Cabot and Forbes. He serves as chairman of the board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products). He is a director and chairman of the audit committee of Two Harbor Investment Corp (real estate), a director of Silver Bay Realty Trust, and a director of First Ipswich Bank. He was chairman of Warren Bank from 1990 to 2003. He is also a trustee of The Governor’s Academy, Byfield, MA.
Mr. Kasnet has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies.

G. Frederick Wilkinson has been a Director of the Company since July 2010. Mr. Wilkinson is president, Actavis Specialty Brands, of Actavis, Inc., before which he was president, Global Brands of Watson. Prior to joining Watson in September 2009, Mr. Wilkinson was president and chief operating officer of Duramed Pharmaceuticals, Inc., the proprietary products subsidiary of Barr Pharmaceuticals, Inc., from 2006 to 2009. Prior to joining Duramed, he was president and chief executive officer of Columbia from 2001 to 2006. From 1996 to 2001, Mr. Wilkinson was senior vice president and chief operating officer of Watson Pharmaceuticals, Inc., prior to which he spent sixteen years at Sandoz Pharmaceuticals in numerous senior management positions of increasing responsibility.
Mr. Wilkinson has extensive experience in business matters, including senior leadership roles in the pharmaceutical industry, with particular experience in marketing and sales.

The Role of the Board in Corporate Governance and Risk Oversight

Pursuant to the Company's bylaws and the General Corporation Law of the State of Delaware, Columbia's business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management's overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

•	Establishing the Company's strategic plan;

•	Establishing broad corporate policies and reviewing overall performance;

•	Overseeing Company management;

•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring performance in comparison to the operating plan;

•	Consideration of topics relevant to the Company's ability to carry out its strategic plan;

•	Review of the Company's investor relations program; and,

•	Review and approval of proposed major commitments of corporate resources.

The Board's involvement in risk oversight involves the Audit Committee, the Compensation Committee, and the full Board of Directors. The Audit Committee reviews materials on a quarterly basis to address the identification and status of major risks to the Company. The Compensation Committee reviews compensation structures and programs to assure that they do not encourage excessive risk taking for compensation purposes, which could result in material adverse effects upon the Company. At meetings of the full Board of Directors, major risks are identified to Board members, and the Chairs of the Audit and Compensation Committees report on the activities of the committees.

Board Leadership Structure and Communication with Independent Directors

Since November 2004, Mr. Kasnet, an independent director, has served as Chairman of the Board and presides at regular meetings of the Board. The roles of Chairman of the Board and Chief Executive Officer are held separately. The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company's business. No single leadership model is right for all companies and at all times. As a result, the Board recognizes that depending on the circumstances other leadership models might be appropriate. Accordingly, the Board will periodically review its leadership structure.
Members of the Board are kept informed of the Company's business through discussions with the Company's Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board's independent directors meet regularly in executive session without management participation. This encourages open discussion.

Share Ownership Guidelines for Independent Directors

On November 17, 2009, the Board adopted guidelines for independent directors to own and hold, as a minimum, that number of shares of the Company's Common Stock having a market value of at least two times the director's annual retainer upon the later of (a) three years after the date of original adoption of the guidelines or (b) three years after becoming a director. Each director should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company's independent directors with the long-term interests of stockholders.

Director Independence

The Board has analyzed the independence of each director and has determined that, with the exception of Messrs. Condella and Wilkinson, each current director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment.

All of the Company's committees are comprised solely of independent directors.

Communications with the Board

The Board has implemented a process by which the Company's stockholders can communicate directly with independent directors of the Board. The Company's stockholders who want to communicate with the Board or any individual director may write to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Attn: Board of Directors
- or -
directors@columbialabs.com

The letter should include a statement indicating that the sender is a stockholder of the Company. The Company's Chief Financial Officer will review all stockholder letters to the Board and depending on the subject matter will:

•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or,

•	Not forward the letter if it relates to an improper or irrelevant topic.
The Chief Financial Officer or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Meetings and Attendance During 2012

The Board held sixteen meetings in 2012. The Board has three standing committees, as described below. Each director who served as a director during 2012 participated in 75% or more of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2012. We encourage our Board members to attend the Annual Meeting of Stockholders. Messrs Kasnet and Condella represented the Board at the 2012 Annual Meeting of Stockholders. At each regular meeting of the Board, the independent directors meet in private without members of management.

Committees of the Board

The Board has the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website, which is accessible at www.columbialabs.com under the “Investors” tab.
Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships for a term of one year.
Audit Committee
The primary function of the Audit Committee is to oversee Columbia's reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee's primary duties and responsibilities are to:

•
Serve as an independent and objective party to monitor the Company's financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

•	Approve the engagement of the Company's independent registered public accounting firm;

•	Review and appraise the audit efforts of the Company's independent registered public accounting firm;

•	Provide an open avenue of communication among the Company's independent registered public accounting firm and financial and senior management of the Company;

•	Review financial press releases;

•	Review and address conflicts of interests of the Company's directors and executive officers;

•	Review materials to identify and address the status of major risks to the Company; and,

•	Monitor, review, and recommend actions relating to transactions and dealings with related parties.
The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on May 12, 2004. While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine that Columbia's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the Company's independent registered public accounting firm.
All of the members of the Audit Committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Company has identified Mr. Blechschmidt as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Members: Mr. Blechschmidt (chair), Ms. Andrews, and Mr. Kasnet            Meetings last year: five

Compensation Committee

Information about the Compensation Committee can be found below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Columbia. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function. The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter adopted by the Board on August 16, 2004.
The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Columbia stockholders. A stockholder may make a nomination of a person or persons for election to the Board of Directors at an annual meeting pursuant to the requirements of Article 1 Section 11 of the Company's Amended and Restated Bylaws dated July 15, 2011.
Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company's industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual's willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.
The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of the Company's business. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board periodically review the Board's membership in light of the Company's business and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.
The Nominating and Corporate Governance Committee has adopted a policy that does not permit a non-employee director to be nominated for election as a director at the next Annual Meeting of Stockholders if the director will attain the age of 72 during the term for which he or she would be nominated.
Pursuant to an Investor's Rights Agreement, dated as of July 2, 2010, between Coventry, a direct wholly owned subsidiary of Actavis, and the Company (the “Investor's Rights Agreement”), as more fully described in the Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010, Coventry has the right to designate one director (the “Designee”) for election to Columbia's Board. On July 8, 2010, the number of members of the Board was increased and, in accordance with the Company's bylaws, the Board appointed the Designee, Mr. G. Frederick Wilkinson to serve on the Board. The Company agreed pursuant to the Investor's Rights Agreement to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company's Common Stock. Mr. Wilkinson was subsequently reelected to the Board at the 2010 and 2011 annual meetings of the Company's stockholders. As of February 14, 2012, Actavis and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.
All of the members of the Nominating and Corporate Governance Committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules.

Members: Mr. Kasnet (chair), Ms. Andrews, and Mr. Blechschmidt.         Meetings last year: one

Lead Scientific Director

From 2010 through 2012, the Board appointed a Lead Scientific Director to facilitate the Board’s review of Company projects and programs by independent scientific experts. As a result of the Company's restructuring in 2012, the Board has eliminated this position in 2013.

Executive Officers

Our Executive Officers as of March 15, 2013, were as follows:

Name	Age	Position with the Company
Frank C. Condella, Jr.	58	President and Chief Executive Officer, Director
Jonathan Lloyd Jones	52	Vice President and Chief Financial Officer

Officers serve at the discretion of the Board. There is no family relationship between any of the executive officers or between any of the executive officers and the Company's directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected or director was elected.

Mr. Condella. For Mr. Condella's biography, please see above under “Board of Directors.”

Mr. Lloyd Jones. Mr. Lloyd Jones has served as our Vice President and Chief Financial Officer since January 2013. He has over 25 years of corporate development and finance experience. He has led negotiations, valuation and diligence teams that developed and executed over $2 billion of biotechnology and pharmaceutical company mergers and acquisitions, financing and licensing transactions. From June 2011 to April 2012 , he served as chief financial officer and vice president of corporate development at TetraLogic Pharmaceuticals, Inc., a venture capital-funded biotechnology company. From 2006 to 2010, Mr. Lloyd Jones was vice president of finance at TransMolecular, Inc. During the prior 10 years, he was employed by Genzyme Corporation as a senior director of corporate development. Earlier in his career Mr. Lloyd Jones headed banking and financial operations at The Royal Bank of Scotland (Nassau) Ltd., part of the Royal Bank of Scotland Group. None of the organizations at which Mr. Lloyd Jones was employed are affiliates of the Company. Mr. Lloyd Jones holds an MBA degree from The Wharton School of the University of Pennsylvania and is a member of the Institute of Chartered Accountants in England & Wales.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer and principal accounting officer), and employees of the Company. The Code was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Our Code of Business Conduct and Ethics is posted on our corporate website, www.columbialabs.com. We will provide an electronic or paper copy of this document free of charge upon request. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer or controller with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the "Investor" section of our corporate website, www.columbialabs.com, or in a Current Report on Form 8-K.

Certain Relationships and Related Party Transactions

We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director's, officer's, employee's, or consultant's relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.
On July 2, 2010, the Company completed the sale to Coventry, a subsidiary of Actavis, pursuant to the terms of that certain Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase Agreement”), among the Company, Coventry and Actavis, of (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE® 8% progesterone gel, PROCHIEVE® 4% progesterone gel and PROCHIEVE® 8% progesterone gel, each sold by the Company in the United States (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares of the Company's Common Stock. The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to herein as the “Actavis Transactions.” As of February 14, 2012,

Actavis and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.
At the closing of the Actavis Transactions on July 2, 2010, in consideration for the sale of the Purchased Assets and shares, Actavis paid the Company $47 million in cash, forgave a $15 million note in favor of Activis and assumed certain liabilities associated with the Purchased Assets. In addition, Actavis agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. (Actavis has paid a $5 million milestone, and the parties have agreed that a milestone in the amount of $6 million or $8 million based on the results of the PREGNANT study was not met.)
Actavis also agreed to make royalty payments to the Company of 10 to 20 percent of annual net sales of certain Progesterone Products; provided, however that royalty rates would be reduced by 50% in a particular country if a generic entry by a third party occurs in such country and certain other circumstances are fulfilled. In addition, if Actavis commercializes a product through a third party outside of the U.S., in lieu of royalties, the Company will be entitled to 20% of gross profits associated with such commercialization. If Actavis or its affiliates effects a generic entry with respect to a progesterone product in a country in the circumstances permitted by the Actavis Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of the gross profits associated with the commercialization of such generic product in such country.
The Company and Actavis have also agreed to collaborate with respect to the development of Progesterone Products. In connection therewith, the parties agreed to establish a joint development committee to oversee and supervise all development activities. We were responsible for the costs of conducting the PREGNANT study and the preparation, filing and approval process of the related NDA up to a maximum amount of $7 million from January 1, 2010. We reached the $7 million threshold in March 2011. All subsequent development costs incurred in connection with the development collaboration have been paid by Columbia and reimbursed by Actavis and accounted for as a reduction of the recorded development costs.
The parties, pursuant to the Purchase Agreement, have entered into various ancillary agreements including an Investor's Rights Agreement, a Supply Agreement pursuant to which the Company is supplying the Progesterone Products to Coventry for sale in the United States at a price equal to 110% of the cost of goods sold, and a License Agreement relating to the grant of certain intellectual property licenses. Pursuant to the Investor's Rights Agreement, Coventry has the right to designate one director for election to Columbia's Board.
As part of the Actavis Purchase Agreement, from the date of the closing of the Actavis Transactions until the second anniversary of the date on which the Company and Actavis terminate their relationship with respect to the joint development of Progesterone Products, the Company has agreed not to manufacture, develop or commercialize products containing progesterone or any other products for the preterm birth indication, subject to certain exceptions. The joint development collaboration can be terminated by either party on or after July 2, 2015.
In 2012 and 2011, the Company received $7.4 and $27.8 million, respectively, in net revenues from Actavis pursuant to the Purchase Agreement and Supply Agreement.
Arrangements and Understandings

Except as set forth herein, there are no arrangements or understandings between any of our directors and any other persons pursuant to which such directors was selected as a director.

Pursuant to the Investor's Rights Agreement, as more fully described in the Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010, Coventry has the right to designate one director (the “Designee”) for election to Columbia's Board. On July 8, 2010, the number of members of the Board was increased and, in accordance with the Company's bylaws, the Board appointed the Designee, Mr. G. Frederick Wilkinson, Executive Vice President - Global Brands of Actavis, to serve on the Board. The Company also agreed, pursuant to the Investor's Rights Agreement, to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company's Common Stock. Mr. Wilkinson was subsequently reelected to the Board at the 2010 and 2011 annual meetings of the Company's stockholders. As of February 14, 2012, Actavis and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.

Miscellaneous

There are no family relationships among any of the executive officers and directors of the Company.

Compensation Discussion and Analysis

Introduction

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:

•	Review and determination of the annual salary of the Company's CEO and other executive officers;

•	Review and approval of the Company's management incentive compensation policies and programs; and,

•	Review and approval of equity compensation programs for the Company's employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Committee acts pursuant to the Compensation Committee Charter adopted by the Board of Directors on September 16, 2011. This Charter can be found on our corporate website, www.columbialabs.com. Three Directors served on the Compensation Committee for the full year 2012: Valerie L. Andrews (Chair), Edward A. Blechschmidt and Cristina Csimma, PharmD. Each of these individuals was determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules at the time they served on the Committee.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2012, the Committee held three meetings. In addition to the assistance provided by the Company's management, the Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters as directed by the Committee. In 2012 the Committee did not retain independent consultants or legal counsel.

Risk Assessment

The Compensation Committee regularly undertakes a qualitative assessment of the extent to which the Company's compensation program encourages or may aggravate or mitigate unnecessary or excessive risk-taking behavior by executive officers. The Compensation Committee has concluded that the Company's executive compensation program maintains an appropriate balance between risks and rewards.

Stock Ownership Guidelines for Executive Officers

On November 17, 2009, in order to preserve the linkage between the interests of the Company's executive officers and those of stockholders, the Compensation Committee recommended and the Board adopted guidelines for executive officer share ownership that are consistent with competitive practice and responsible corporate governance. Executive officers will be expected to establish a significant level of direct ownership. The CEO is expected to own and hold that number of shares having a value of at least two times his or her base salary, and the other executive officers are expected to own and hold that number of shares having a value of at least the amount of their respective base salaries. The CEO and each named executive officer have five years to comply with the guideline. The Compensation Committee believes that these ownership expectations are an important tool in aligning the interests of the Company's executives with the long-term interests of stockholders.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our named executive officers for 2012 were Frank C. Condella Jr., President and Chief Executive Officer (“CEO”); George W. Creasy, M.D., Vice President, Clinical Research (“VP, CR”); Lawrence A. Gyenes, Senior Vice President, Chief Financial Officer and Treasurer (“CFO”), and Michael McGrane, Senior Vice President, General Counsel and Secretary (“GC”). The employment with the Company of Dr. Creasy, Mr. Gyenes, and Mr. McGrane ended on October 18, 2012, January 31, 2013, and January 31, 2013, respectively.

We strive to adhere to this philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. We need and want the best people to be excited and motivated to work at Columbia and to understand that their rewards are driven by the Company's performance and by their individual contributions to the Company's performance. The quality of the Company's talent is a key component of long-term stockholder value.

The Company has entered into employment agreements with its executive officers because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry. Mr. Condella's employment agreement provides for severance only in the context of a change of control. Jonathan Lloyd Jones entered into an employment agreement with the Company on January 15, 2013, as Vice President, Chief Financial Officer, Treasurer and Secretary, that provides for severance in the context of a change of control, as well as a termination without cause or for good reason.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

•	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and,

•	to deliver compensation in a cost-efficient manner that aligns employees' rewards with stockholders' long-term interests.

Compensation Program Elements and Pay Level Determination

The Committee undertakes discussions and assessments of compensation-related programs and the performance of management throughout the year. Early in the Company's fiscal year, the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year's performance, which are then approved by all non-employee directors.

As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year and recommends compensation actions for each executive officer. The Committee evaluates the performance of our CEO and recommends to the Board for its approval all compensation elements and amounts to be awarded to our CEO. Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:

•	Financial - We evaluate measures of our financial performance, including revenue growth, and other matters such as expense management.

•
Strategic - We monitor the performance of our executive officers in furthering the strategic success of the Company. This includes achieving targeted revenues, managing expenses, developing and progressing product development plans and regulatory submissions, ensuring talent is effectively managed, and evaluating and establishing new partnership opportunities.

•
Operational - We include operational measures in our determination of success, including the quality of our leadership development and teamwork, and effective recruitment and retention of talented employees.

The Committee considers the recommendation of the CEO and other information (including each executive's significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.

To understand external competitiveness, the Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies. Company management recommends a list of companies as the peer group, factoring stage of development, types of products sold or developed, market capitalization, revenues, and number of employees. The Committee reviews the list of companies and determines the peer group composition as it deems appropriate and reasonable. For 2013, the Committee determined the final peer group to consist of 8 publicly-traded companies. The Committee considers the mean and median base salaries, annual incentive bonuses, and equity awards to executives of the peer group of companies in relation to the Company's executive compensation, as well as the background, education, and experience of each named executive officer.

Public Company Peer Group

The following companies comprise our public company peer group for 2013.

BioDelivery Sciences International, Inc.	BDSI
BioSante Pharmaceuticals, Inc.	BPAX
Cytokinetics, Incorporated	CYTK
NovaBay Pharmaceuticals, Inc.	NBY
Pain Therapeutics, Inc.	PTIE
Pozen, Inc.	POZN
Tranzyme, Inc.	TZYN
Vanda Pharmaceuticals, Inc.	VNDA

The Role of Stockholder Say-on-Pay Votes.
The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company's annual meeting of stockholders held in June 2012, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes this affirms stockholders' support of the Company's approach to executive compensation, and the Company did not change its approach in 2012. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Components of our Executive Compensation Program

Total compensation for our named executive officers is a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long-term incentives consist of equity awards of stock options. Indirect compensation consists of standard employee benefits.

Each component of compensation and selected benefits is summarized in the following table.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities, paid semi-monthly.
Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives, paid in cash after the relevant fiscal year.
Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the following equity-based awards.
Stock options
Provide compensation tied to the price of our Common Stock. The awards generally vest in increments of 25% on each of the first four anniversaries of the grant date and have no intrinsic value if our Common Stock price is below the exercise price.

Benefits	Standard employee benefits, such as health, dental, vision, short- and long-term disability, and life insurance.
Retirement Benefits	Standard employee 401(k) Plan. The Company's safe harbor non-elective contribution to the savings plan is in the amount equal to 3% of compensation up to the statutory maximum.
Perquisites	None.

While the general mix of each component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company's overall performance. Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive's compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to the Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios. The tally sheets show the impact of the proposed award or payment on each compensation component and on aggregate compensation. The Committee also compares each element of total compensation against our peer group of publicly traded pharmaceutical and biotechnology companies. The Committee makes all executive compensation recommendations and decisions with reference to the provided tally sheets, and our peer group, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and our peer group, and commensurate with each executive officer's past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Changes in Base Salaries for 2013

Generally, the Committee compares our executive officers' base salaries with base salaries for comparable positions in the peer group companies. In connection with determining the base salary levels for the Company's executive officers, the Committee compares their total cash compensation (i.e. base salary plus target annual bonus) to total cash compensation for comparable positions in the peer group companies. As a result of the review of comparable positions in the peer group, the Committee determined that an increase in the base salary level for Mr. Condella was appropriate and the Committee recommended an increase of 4.6% in his base salary for for 2013. Because of the announced restructuring and relocation of the Company's principal executive offices to the Boston, Massachusetts, area in 2013, no increase was recommended for the other named executive officers.

The table below shows annual 2012 and 2013 salaries for each named executive officer who was employed by the Company as of the end of the 2012 fiscal year.

Name	Position	Ending 2012 Salary	2013 Salary	Percentage (%) Increase (Decrease)
Frank C. Condella, Jr.	President and Chief Executive Officer	$325,000	$340,000	4.6%
Lawrence Gyenes *	Senior Vice President, Chief Financial Officer and Treasurer	$325,000	$325,000	None
Michael McGrane *	Senior Vice President, General Counsel and Secretary	$300,000	$300,000	None
*Mr. Gyenes' and Mr. McGrane's employment with the Company terminated on January 31, 2013.

2012 Annual Cash Incentive Bonus

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. Bonus targets for 2012 for Messrs. Condella, Gyenes, and McGrane were 70%, 40% and 40% of base salary, respectively, pursuant to their individual employment agreements. The bonus target for Dr. Creasy was 30% of base salary pursuant to the Incentive Plan. Mr. Gyenes, Mr. McGrane, and Dr. Creasy were not eligible under the Incentive Plan for bonuses for 2012 because their employment terminated before the bonuses were awarded.

Actual payouts under the Incentive Plan are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board. Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives. Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.

The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management. The Committee considers the following in assessing cash bonuses:

•	The extent to which corporate goals are achieved or exceeded, and,

•	The overall success of the Company throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price.

The following table summarizes the Company's goals and results for 2012 and the Compensation Committee's assessments of goal achievement.

Company Goal	Weight	Results	Achievement
Meet Financial Goals – Manage budgeted cash operating expenses to budget – Attain a year-end cash balance of ≥$20 million	50%	Goal Met[1]	50%

Complete a transaction that results in an increase in stock price of at least 25% from the post-PDUFA date price to the day of the transaction closing.	50%	Goal Not Met	—

Total	100%		50%

1The Company achieved net income for 2012 of $9.9 million. At December 31, 2012, the Company had cash, cash equivalents and short-term investments of $28.6 million.

The Compensation Committee recognized the Company's achievement of 2012 goals at 50%. The 2012 bonus payments to the named executive officers were as follows:

Name	Position	2012 Target Bonus	2012 Bonus
Frank C. Condella, Jr.	President and Chief Executive Officer	$227,500	$113,750
Lawrence Gyenes	Senior Vice President, Chief Financial Officer and Treasurer	$130,000	*
Michael McGrane	Senior Vice President, General Counsel and Secretary	$120,000	*
George Creasy, M.D.	Vice President Clinical Research	$82,500	*
* Mr. Gyenes, Mr. McGrane, and Dr. Creasy were not eligible under the Incentive Plan for bonuses for 2012 because their employment terminated before the bonuses were awarded.

Equity Compensation
An equity compensation program is provided to all employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization. Each year the Committee determines the types of awards to be used for equity compensation. In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

The exercise price for each stock option awarded under the Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the “1996 Plan”) and the Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) is equal to or greater than the fair market value (i.e. the average of the high and low prices for the 1996 Plan and the closing price for the 2008 Plan) for the Company's Common Stock on the Nasdaq Global Market on the date of grant. The 2008 Plan was adopted by the Stockholders at the 2008 Annual Meeting and supplants the 1996 Plan for all grants following the adoption of the 2008 Plan.

We refer to the 2008 Plan and the 1996 Plan, collectively, as our “Long-term Performance Plans.” Stock option grants are made at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

In general, newly hired employees, including executive officers, are granted options effective on the first day of employment, with the options having an exercise price set at the fair market value (i.e. the closing price) for our Common Stock on the Nasdaq Global Market on the employment start date. The employees' start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We have historically made an annual grant of employee stock options at the time of the annual review of each executive's performance, usually in February or early March. Generally, option grants vest over four years to provide an incentive for employees to remain with the Company and to increase stockholder value.

In determining the equity awards for 2012, the Committee concluded (1) the equity award should be comparable to the levels of our peer group of companies; (2) the aggregate grants should not exceed a predetermined dilution effect; and (3) the grants to executive officers should be within a range that was appropriate from a Company-wide internal fairness perspective.

On February 29, 2012, the equity awards in the following table were granted to the named executive officers. The options have a seven-year term and vest at the rate of 25% on February 28, 2013 (the “Initial Vesting Date”), and each of the three subsequent anniversaries of the Initial Vesting Date.

Name	Position	2012 Options Granted at Fair Market Value
Frank C. Condella, Jr.	President and Chief Executive Officer	315,000
Lawrence Gyenes	Senior Vice President, Chief Financial Officer and Treasurer	135,000	*
Michael McGrane	Senior Vice President, General Counsel and Secretary	135,000	*
George Creasy, M.D.	Vice President Clinical Research	90,000	*
*The equity awards in 2012 to Mr. Gyenes, Mr McGrane, and Dr. Creasy were unvested and were forfeited upon the termination of their employment with the Company on January 31, 2013, January 31, 2013, and October 18, 2012, respectively.

Benefits and Perquisites
All named executive officers are offered the standard benefit plans that are offered to other full-time employees of the Company. These standard benefits include health, dental, vision, and life insurance, and both short- and long-term disability. In addition, the Company has provided a 401(k) plan and contributes a safe harbor non-elective contribution in an amount equal to 3% of compensation up to the statutory maximum. In 2012, Mr. Condella received a payment of $2,000 per month in lieu of receiving group medical, dental and vision benefits that are available to the other executive officers. He will not receive that payment in 2013, because he is receiving group medical, dental and vision benefits that are available to the other executive officers. In addition Mr. Condella received reimbursement for long distance commuting expenses in the amount of $32,727 for the year 2012, $40,870 for the year 2011, and $32,712 for the year 2010. Reimbursement for Mr. Condella's long distance commuting expenses will end in 2013 with the relocation of the Company's principal executive offices to the Boston, Massachusetts, area. The Company does not provide perquisites for our executive officers.

Termination or Change in Control
The Company has entered into employment agreements with Messrs. Gyenes, McGrane, Lloyd Jones, and Condella. Pursuant to these agreements, each of these executive officers has agreed to certain confidentiality and non-competition provisions. The employment agreements for Messrs. Gyenes and McGrane contain severance arrangements that provide for payments and other benefits if the executive officer's employment is involuntarily terminated (except for “cause,” as that term is defined in the agreements) or not renewed by the Company. The Company terminated without cause the employment of Messrs. Gyenes and McGrane effective January 31, 2013. Mr. Condella's employment agreement only provides for severance if his employment is terminated under certain circumstances following a change of control. The employment agreement for Mr. Lloyd Jones provides a severance arrangement in the event of termination “without cause,” or for “good reason,” as those terms are defined in the agreement. The employment agreements for Messrs. Condella and Lloyd Jones incorporate an executive change in control severance agreement. The change in control severance agreements provide payments to the executive under certain circumstances. The payments under the change in control agreements are subject to a “double trigger,” meaning payments require both a change in control and a termination by the Company without cause or by the executive for “good reason.” We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.

Tax Considerations
Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers (other than its chief financial officer), unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company's compensation policies, the Long-term Performance Plans, Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company's financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management this Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Valerie L. Andrews, Chair
Edward A. Blechschmidt
Cristina Csimma, PharmD

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compen- sation[3]	Bonus[4]	Change in Pension Value and Non-qualified Deferral Compen-sation Earnings[5]	All Other Compen-sation[6]	Total
Frank C. Condella, Jr. President and Chief Executive Officer	2012	$325,000	$—	$145,134	$113,750	$—	$—	$64,227	$648,111
	2011	$325,000	$—	$573,806	$170,625	$—	$—	$88,356	$1,157,787
	2010	$341,667	$—	$260,833	$227,500	$—	$—	$61,612	$891,612
Lawrence A. Gyenes[7] Senior Vice President, Chief Financial Officer and Treasurer	2012	$325,000	$—	$62,200	$—	$—		$7,500	$394,700
	2011	$325,000	$—	$245,917	$97,500	$—	$—	$7,350	$675,767
	2010	$325,000	$—	$111,786	$130,000	$—	$—	$4,900	$571,686
Michael McGrane[8] Senior Vice President General Counsel and Secretary	2012	$300,000	$—	$62,200	$—	$—	$—	$7,500	$369,700
	2011	$300,000	$—	$245,917	$90,000	$—	$—	$7,350	$643,267
	2010	$300,000	$—	$111,786	$120,000	$—	$—	$4,900	$536,686
George Creasy MD9 Vice President Clinical Research	2012	$234,673	$—	$41,467	$—	$—	$—	$7,500	$283,640
	2011	$274,167	$—	$41,467	$61,875	$—	$—	$7,350	$384,859

1.	No stock awards were made to the executive officers in 2010, 2011, or 2012.

2.
This column represents the grant date fair values of the stock options awarded in 2012, 2011 and 2010 The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company's 2012 Annual Report (Note 13, Stock Based Compensation). The Company had estimateda 15% rate for forfeitures before 2012; during 2012, the forfeiture was changed to a 0% rate. In 2012, 202,500 options were forfeited for executive officers.

3.
This column represents awards under the Company's Incentive Plan. For the fiscal year ended December 31, 2012, the Compensation Committee recommended and the Board agreed to recognize a 50% achievement of the 2012 corporate goals.

4.	The Company does not pay a bonus separate from the awards under the Company's Incentive Plan.

5.	The Company does not have a pension plan and does not offer nonqualified deferred compensation.

6.
This column represents the Company's safe harbor non-elective contribution to the named executive officers' 401(k) savings account in the amount equal to 3% of compensation. Mr. Condella receives an additional payment of $2,000 per month in lieu of receiving group medical, dental and vision benefits that are available to other employees. In addition, Mr. Condella receives reimbursement, including a gross-up payment, for long distance commuting expenses. For 2012, Mr. Condella received

$22,598 for commuting expenses and a gross-up payment of $10,129. He received $10,576 for commuting expenses and a gross-up payment of $5,559, in 2011, and $21,427 for commuting expenses and a $11,285 gross-up payment in 2010. The Company does not provide any perquisites for our executive officers.

7.
Mr. Gyenes' employment with the Company terminated without cause on January 31, 2013, and, pursuant to his employment agreement, the Company paid him $455,000 in severance, $2,962 for unused vacation, and $20,213 for continuation of certain benefits.

8.
Mr. McGrane's employment with the Company terminated without cause on January 31, 2013, and, pursuant to his employment agreement, the Company paid him $420,000 in severance and $7,696 for unused vacation.

9.	Dr. Creasy resigned from the Company effective October 18, 2012.
Total Realized Compensation
To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of restricted stock awards and stock option awards (as reflected in the Stock Awards columns and Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options.

Name and Principal Position	Year	Total Realized Compensation
Frank C. Condella, Jr. President and Chief Executive Officer	2012	$502,977
	2011	$567,845
	2010	$650,586
Lawrence A. Gyenes Senior Vice President, Chief Financial Officer, and Treasurer	2012	$332,500
	2011	$429,850
	2010	$459,900
Michael McGrane Senior Vice President, General Counsel, and Secretary	2012	307,500
	2011	$397,350
	2010	$469,255
George W. Creasy, MD Vice President Clinical Research	2012	$242,173
	2011	$343,392

2012 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			All Other Option Awards: Number of Securities Underlying Options (#) [2]	Exercise or Base Price of Option Awards ($/share) [3]	Grant Date Fair Value of Stock and Option Awards [4]
Name of Executive	Grant Date	Threshold	Target	Maximum
Mr. Condella President and Chief Executive Officer		$—	227,500	341,250
	2/29/2012				315,000	$0.66	$145,134
Mr. Gyenes [5] Senior Vice President, Chief Financial Officer and Treasurer		$—	$130,000	$195,000
	2/29/2012				135,000	$0.66	$62,200
Mr. McGrane [5] Senior Vice President, General Counsel and Secretary		$—	$120,000	$180,000
	2/29/2012				135,000	$0.66	$62,200
Dr. Creasy [5] Vice President, Clinical Research		$—	$82,250	$123,375
	2/29/2012				90,000	$0.66	$41,467

1.
These columns show the range of possible payouts for 2012 under the Incentive Plan as described in the section titled “2012 Annual Cash Incentive Bonus” in the “Compensation Discussion and Analysis” section above.  Only Mr. Condella received a payout for 2012 under the Incentive Plan. The actual payout is reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. Mr. Gyenes, Mr. McGrane, and Dr. Creasy were not eligible under the Incentive Plan for bonuses for 2012 because their employment terminated before the bonuses were awarded.

2.
Represents stock option awards granted under the 2008 Plan that have a seven year term, of which 25% vested on February 28, 2013 (the "Initial Vesting Date"), and 25% will vest on each of the three subsequent anniversaries of the Initial Vesting Date subject to earlier vesting upon a change in control.

3.	Exercise price is the closing price on the Nasdaq Global Market on the date of grant.

4.
These amounts represent the grant date fair value of awards for the fiscal year 2012, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, regarding assumptions underlying the valuation of equity awards. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. To see the value actually received by the named executive officers in fiscal year 2012 for equity awards granted in prior years, see the “Option Exercises and Stock Vested in 2012 Table”.

5.
The equity awards in 2012 to Mr. Gyenes, Mr McGrane, and Dr. Creasy were unvested and were forfeited upon the termination of their employment with the Company on January 31, 2013, January 31, 2013, and October 18, 2012, respectively.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2012. The table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. Pursuant to our stock option plans, the closing of the transactions with Actavis on July 2, 2010, vested all unvested stock options and restricted stock awards outstanding on that date. The market value of the stock awards is based on the closing market price of Columbia Common Stock as of December 31, 2012, which was $0.64 per share.

	Option Awards[1,2]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
		Exer- cisable	Unexer- cisable
Mr. Condella President and Chief Executive Officer	12/11/2009	100,000	—	$0.87	12/11/2016		—	$—	—	$—
	9/15/2010	262,500	87,500	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	78,751	289,946	$2.59	2/7/2018
	2/29/2012	—	315,000	$0.66	2/28/2019
Mr. Gyenes Senior Vice President Chief Financial Officer and Treasurer	7/15/2009	125,000	—	$1.17	7/15/2016		—	$—	—	$—
	9/15/2010	112,500	37,500	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	33,750	101,250	$2.59	2/7/2018
	2/29/2012	—	135,000	$0.66	2/28/2019
Mr. McGrane Senior Vice President, General Counsel, and Secretary	3/14/2003	43,875	—	$2.98	3/14/2013		—	$—	—	$—
	5/12/2004	50,000	—	$4.05	5/12/2014		—	$—	—	$—
	2/25/2005	12,435	—	$2.05	2/25/2015		—	$—	—	$—
	5/17/2005	55,000	—	$2.75	5/17/2012		—	$—	—	$—
	5/15/2006	27,500	—	$4.34	5/15/2013		—	$—	—	$—
	2/28/2007	94,935	—	$1.42	2/28/2014		—	$—	—	$—
	3/3/2008	104,000	—	$2.40	3/3/2015		—	$—	—	$—
	3/3/2008	16,000	—	$3.00	3/3/2015		—	$—	—	$—
	3/11/2009	120,000	—	$1.33	3/11/2016		—	$—	—	$—
	9/15/2010	112,500	37,500	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	33,750	101,250	$2.59	2/7/2018
	2/29/2012	—	135,000	$0.66	2/28/2019

	Option Awards[1,2]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
Dr. Creasy Vice President, Clinical Research	11/17/2003	80,000	—	$6.46	1/16/2013		—	$—	—	$—
	5/12/2004	20,000	—	4.05	1/16/2013		—	$—	—	$—
	2/25/2005	7,800	—	$2.05	1/16/2013		—	$—	—	$—
	5/17/2005	40,000	—	$2.75	1/16/2013		—	$—	—	$—
	5/15/2006	20,000	—	$4.34	1/16/2013		—	$—	—	$—
	2/28/2007	67,500	—	$1.42	1/16/2013		—	$—	—	$—
	3/3/2008	60,000	—	$2.40	1/16/2013		—	$—	—	$—
	3/3/2008	20,000	—	$3.00	1/16/2013		—	$—	—	$—
	3/11/2009	90,000	—	$1.33	1/16/2013		—	$—	—	$—
	9/15/2010	50,000	—	$1.07	1/16/2013		—	$—	—	$—
	2/7/2011	22,500		2.59	1/16/2013		—	$—	—	$—

1.	Option Awards Vesting Schedule:

Grant Date	Vesting Schedule

5/30/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

10/18/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

1/2/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
1/18/2002    25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

3/14/2003	50% vested on each of the first and second anniversaries from date of grant.
10/28/2003    25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

5/12/2004	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

2/25/2005	100% vested on the date of grant,.

5/17/2005	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

5/15/2006	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

2/28/2007	25% vested at date of grant and 25% vested on each of the first, second, and third anniversaries from date of grant.

3/3/2008	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

3/11/2009	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

7/15/2009	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

12/11/2009
Was scheduled to vest (See Note 2) 100% on the first anniversary of the grant date; provided, however, that if a significant corporate transaction is consummated prior to the first anniversary, 50% of such options shall vest on the date such significant corporate transaction is consummated.  The determination of whether a significant corporate transaction has been consummated shall be made by the Board in a timely fashion and upon a written request by the executive to the Company's Chairman of the Board of Directors.

9/15/2010
25% vested on March 1, 2011 (the "Initial Vesting Date"), and 25% vests on each of the first, second, and third anniversaries of the Initial Vesting Date, provided, however, that 50% of unvested options vested upon the acceptance by the US Food and Drug Administration of the Company's new drug application for the prevention of preterm birth, which occurred on June 27, 2011.

2/7/2011	25% vests on each of the first, second, third and fourth anniversaries from date of grant.

2/29/2012	25% vests on February 28, 2013 and each of the following three anniversaries of that date.

2.	Pursuant to our Long Term Performance Plans, the closing of the transactions with Actavis on July 2, 2010, vested all unvested stock options and restricted stock.

3.	All of Dr. Creasy's unexercised options expired on January 16, 2013, 90 days after the termination of his employment with the Company.

Option Exercises and Stock Vested in 2012

The following table provides information for each of the named executive officers on stock options exercised and restricted stock vested during 2012. During 2012, the named executive officers did not exercise any stock options nor did any restricted stock vest.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank C. Condella, Jr.	—	$—	—	$—
Lawrence Gyenes	—	$—	—	$—
Michael McGrane	—	$—	—	$—
George Creasy MD	—	$—	—	$—

Payments upon Termination or Change in Control

We have entered into employment agreements with our named executive officers: Messrs. Condella and Lloyd Jones.The employment agreements of Messrs. Condella and Lloyd Jones require us to provide to them under specified circumstances cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment.

For Mr. Condella

Mr. Condella's amended and restated employment agreement, effective May 4, 2010, as amended on March 1, 2011, provides as follows:

In the event of termination of employment of Mr. Condella by the Company without cause1, or his resignation with good reason2, he will be entitled to the following:

Severance Payment	None
Benefits	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination and (ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options to be exercisable for 180 days after termination.
Restricted Stock	Full vesting of all outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of termination of employment of Mr. Condella by the Company without cause or his resignation with good reasons following a change in control3, he will be entitled to the following:

Severance Payment	Continuation of his base salary to be paid to him consistent with the Company's normal payroll cycle commencing immediately after his termination for a period of six (6) months.
Benefits	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination and (ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options to be exercisable for 180 days after termination.
Restricted Stock	Full vesting of outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

[1]
The employment agreement defines “cause” as (i) willful misconduct by the executive which is seriously harmful to the Company's current and lawful business interests, (ii) executive's conviction of a felony or misdemeanor, or (iii) executive's refusal to carry out the directives of the Board of Directors.

[2]
The employment agreement defines “good reason” as (i) the failure of the Company to comply with any material provision of the agreement, or (ii) a material reduction in the executive's job duties or responsibilities, or (iii) a change in executive's job title, or (iv) a change in executive's reporting relationship to the Board of Directors, or (v) a material diminution in executive's status within the Company, and the Company has not cured such failure within 30 days after written notice of such noncompliance has been given by executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such 30 calendar day period and the Company shall not have cured such failure within 60 calendar days thereafter.

[3]
The employment agreement defines “change in control” (“CIC”) to occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company's voting securities with the power to elect a majority of the Board of Directors.

The following table describes the potential payments and benefits under the Company's agreements and plans to which Mr. Condella would have been entitled upon termination of his employment had such termination occurred on December 31, 2012.

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards [3]
Mr. Condella
Voluntary resignation by employee without good reason	N/A	$25,000	N/A	$—
Termination by the Company without cause or resignation by employee with good reason	N/A	$25,000	N/A	$—
Termination by the Company without cause or resignation by employee for good reason after CIC	$162,500	$25,000	N/A	$—

N/A - Not Applicable

1	Payment of the amount of base salary for six months following the date of termination.

2	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.

3
All stock options vest upon a change in control pursuant to the terms of the 2008 Plan. Represents the intrinsic value of both vested and unvested stock options on December 31, 2012, (except in the context of a resignation without good reason, in which case it reflects only the value of the vested options) based on the difference between the closing market price of the Company's Common Stock on December 31, 2012 ($0.64) and the applicable exercise price of all stock options.

For Mr. Lloyd Jones

Mr. Lloyd Jones' employment agreement, dated January 15, 2013, provides as follows:

In the event of termination of employment of Mr. Lloyd Jones by the Company without cause1, or his resignation with good reason2, or in the event of termination of employment of Mr. Lloyd Jones by the Company without cause or his resignation with good reason following a change in control3, he will be entitled to the following:

Severance Payment	Six months of final base salary following execution by him of a release of the Company
Benefits	Payment for accrued and unused vacation days.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

[1]
The employment agreement defines “cause” as (i) willful misconduct by the executive which is seriously harmful to the Company's current and lawful business interests, (ii) executive's conviction of a felony or misdemeanor, or (iii) executive's refusal to carry out the directives of the Company's chief executive officer.

[2]
The employment agreement defines “good reason” as : (i) a material reduction in the authorities, duties or job title and responsibilities associated with executive's position; (ii) a decrease in base salary; (iii) an office relocation to a place 50 or more miles away from the Company's corporate headquarters; provided, however, that good reason shall not exist unless and until within 30 days after the event giving rise to good reason, executive delivers a written termination notice to the Company stating that an event giving rise to good reason has occurred and identifying with reasonable detail the event that constitutes good reason and the Company fails or refuses to cure or eliminate the event giving rise to good reason on or within 30 days after receiving that notice.

[3]
The employment agreement defines “change in control” (“CIC”) to occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company's voting securities with the power to elect a majority of the Board of Directors.

2012 Director Compensation

Directors who are employees, and Mr. Wilkinson, who is the Actavis Director Designee, receive no additional compensation for serving on the Board. In 2012, we provided the following annual compensation to directors who were not employees.

Name of Director	Fees Earned and Paid in Cash[1]	Stock Awards[2]	Option Awards[3]	Total ($)
Stephen Kasnet	$60,000	$30,000	$—	$90,000
Edward Blechschmidt	$45,000	$30,000	$—	$75,000
Valerie Andrews	$45,000	$30,000	$—	$75,000
Cristina Csimma	$45,000	$30,000	$—	$75,000
G. Frederick Wilkinson	$—	$—	$—	$—

1.
This column reports the amount of cash compensation earned in 2012 for Board and Committee service. The Company currently provides to the non-employee directors reimbursement for expenses incurred in connection with attendance at Board or Committee meetings.

2.
This column represents the aggregate grant date fair value of awards of restricted stock granted during the 2012 fiscal year, computed in accordance with ASC 718. The aggregate grant date fair value for the restricted stock awards to each director upon his or her reelection to the Board at the 2012 Annual Meeting of Stockholders was $30,000.   Each independent director had an aggregate of 44,117 shares of unvested restricted Common Stock outstanding at 2012 fiscal year end.

3.	No option awards were made to the Board in 2012.

The aggregate total number of shares underlying stock option awards outstanding at 2012 fiscal year-end for the non-employee directors are shown below:

Name	Number of Shares Underlying Options
Valerie Andrews	12,000
Edward Blechschmidt	15,000
Cristina Csimma	none
Stephen Kasnet	12,000
G. Frederick Wilkinson	none

2013 Director Compensation

The Company currently provides to non-employee directors reimbursement for expenses and the following compensation. (A Board Chair who also serves as a Committee Chair does not receive the Committee Chair retainer.)

Annual Director Retainer	$40,000

Additional Annual Retainer, Board Chair	$30,000

Additional Annual Retainer, Committee Chair	$15,000

Consists of a grant of the number of shares of Restricted Stock under the Company's Long-Term Performance Plan determined by dividing $30,000 by the Fair Market Value of the Company's Common Stock on the date of grant. Provided, however, if an insufficient number of shares of Restricted Stock are available for issuance under the Company's Long-term Performance Plan, the balance of the value will consist of a grant of Stock Options to purchase shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of grant determined by dividing the balance of the value by the fair value of a Stock Option on that date using the Black-Scholes option pricing model. The Restricted Stock and Stock Options vest at the next annual meeting of stockholders.

$30,000
From 2010 through 2012, the Board appointed a Lead Scientific Director to facilitate the Board’s review of Company projects and programs by independent scientific experts. As a result of the Company's restructuring in 2012, the Board eliminated this position in 2013.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee serving at any time during 2012 were Valerie L. Andrews, Edward A. Blechschmidt, and Cristina Csimma. None of the Company's executive officers served during fiscal year 2012 or currently serve, and the Company anticipates that none will serve, as a member of the Board of Directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company's Board or the Compensation Committee.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2012. The Audit Committee oversees the Company's financial reporting process on behalf of the Board.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. Columbia has identified Edward A. Blechschmidt as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to retain, oversee, and terminate the Company's independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company's management has the primary responsibility for the preparation, presentation, and integrity of the Company's financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company's independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to independently monitor and review these processes. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. The Audit Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company's independent registered public accounting firm, the Audit Committee's oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions cannot assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company's independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held five meetings during the year ended December 31, 2012. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of the Company's financial statements.

In fulfilling the Committee's oversight responsibilities, Committee members have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012, with Columbia's management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee also discussed with the Company's independent registered public accounting firm matters related to the conduct of the audit of the Company's financial statements and all items required by the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the PCAOB in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee's discussions included a discussion of the background and experience of the independent auditor's audit team assigned to Columbia and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC, and selected BDO USA, LLP, as the Company's independent registered public accounting firm for fiscal year 2013.

AUDIT COMMITTEE:
Edward A. Blechschmidt, Chair
Valerie L. Andrews
Stephen G. Kasnet

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted “FOR” the election as directors of the six persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

The Board has nominated directors Andrews, Blechschmidt, Condella, Csimma, Kasnet and Wilkinson for election as directors. All of the nominees have served as directors since the last Annual Meeting. Information regarding the business experience of each nominee and his or her service on boards of directors of public companies is provided in “Board of Directors and Corporate Governance”.

Except for Mr. Condella, who is an employee of the Company, and Mr. Wilkinson, who is deemed to be the beneficial owner of more than 10% of our Common Stock, the Board has determined that each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

The six nominees for director who receive the highest number of votes "FOR" election by holders of our Common Stock, our Series B Preferred Stock and Series E Preferred Stock that are entitled to vote at the Annual Meeting on the election of a director, voting together as a single class, will be elected as directors, provided that a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MS. ANDREWS, DR. CSIMMA, AND MESSRS. BLECHSCHMIDT, CONDELLA, KASNET AND WILKINSON.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

BDO USA, LLP, currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's accounts for fiscal year 2012. The Audit Committee has selected BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year 2013, and the Board is asking stockholders to ratify that selection. Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO USA, LLP, for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of BDO USA, LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company's independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of BDO USA, LLP, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to approve the ratification of the selection of BDO USA, LLP, as the Company's independent registered public accounting firm for the current fiscal year. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF BDO USA, LLP, AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

EXECUTIVE COMPENSATION ADVISORY VOTE

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 the Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for our named executive officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature, and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required (on a non-binding advisory basis) to approve the resolution. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL 4

REVERSE STOCK SPLIT OF OUR COMMON STOCK

At our annual meeting, stockholders are being asked to approve the proposal that the Board be authorized to amend Article Fourth of our certificate of incorporation to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock (such split to combine a number of outstanding shares of our Common Stock up to ten (10), such number consisting of only whole shares, into one (1) share of Common Stock) (the “ Reverse Stock Split ”). The full text of the proposed amendment to our certificate of incorporation is attached to this proxy statement as Appendix A . If approved by our stockholders, the Reverse Stock Split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one Reverse Stock Split as a result of this authorization. The Board's decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock and the continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. Even if the stockholders approve the Reverse Stock Split, the Board reserves the right not to effect the Reverse Stock Split if the Board does not deem it to be in the best interests of Columbia and its stockholders. The Reverse Stock Split, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of Columbia and its stockholders, will be effected, if at all, at a time that is not later than the last day for the Company to regain compliance with the $1.00 per share minimum bid price.  See “Nasdaq Requirements for Continued Listing” below.

The proposed amendment to our certificate of incorporation to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of Common Stock or preferred stock, or the par value of Common Stock or preferred stock, but will effectively increase the number of shares of Common Stock available for future issuance under our certificate of incorporation. Although the primary purpose of the proposed Reverse Stock Split is to enable the Company to regain compliance with the $1.00 per share minimum bid price for continued listing, the Board of Directors also considers it to be in the best interest of the Company to have a sufficient number of shares of Common Stock available for issuance in order to provide the Company with business and financing flexibility in the future. The Company does not, however, currently have any specific plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split. In addition, future issuances of Common Stock by the Company are subject to rules promulgated by the Nasdaq Stock Market that require stockholder approval of certain transactions involving the issuance by the Company of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance,and regulations of the SEC that can limit the size of financing transactions by companies with a public float of less than $75 million.
In addition, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock into which our convertible preferred stock could be converted would be adjusted to give effect to the Reverse Stock Split.
Purpose

On March 1, 2013, our Board of Directors approved the proposal authorizing the Reverse Stock Split because it believes that effecting the Reverse Stock Split may be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market.

Nasdaq Requirements for Continued Listing

Our Common Stock is quoted on the Nasdaq Global Market under the symbol “CBRX.” One of the requirements for continued listing on the Nasdaq Global Market is maintenance of a minimum closing bid price of $1.00.

On October 24, 2012, we received a letter from Nasdaq indicating that for the 30 consecutive business days preceding the date of the letter, the bid price of our shares of Common Stock closed below the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5450(a)(1) for continued inclusion on the Nasdaq Global Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have an initial grace period of 180 calendar days, or until April 22, 2013, to regain compliance with the minimum bid price requirement. The Nasdaq Capital Market also has a minimum $1.00 per share bid price requirement for continued listing. If we do not regain compliance by April 22, 2013, we plan to transfer the listing of our Common Stock to the Nasdaq Capital Market, assuming we will satisfy all of such market's initial listing requirements, except for the minimum bid price. Such a transfer would provide a second grace period of 180 calendar days.

We cannot be sure that our share price will comply with the requirements for continued listing of our shares of Common Stock on the Nasdaq Global Market in the future or that we will comply with the other continued listing requirements. If our shares of Common Stock lose their status on the Nasdaq Global Market, and we are not successful in obtaining a listing on the Nasdaq Capital Market, we believe that our shares of Common Stock would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc., commonly referred to as the Pink Sheets and now known as the OTCQB market.  Our shares of Common Stock may also be quoted on the Over-the-Counter Bulletin Board (the “ OTCBB ”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“ FINRA ”), provided that a market maker in our Common Stock files the appropriate application with, and such application is cleared by, FINRA. These markets are generally considered not to be as efficient as, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market. Selling our shares of Common Stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, broker-dealers have certain regulatory burdens imposed upon them, which in the event our shares of Common Stock are delisted, may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

Such delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

In light of the factors mentioned above, our Board of Directors unanimously approved the Reverse Stock Split as a potential means of increasing the share price of our Common Stock to above $1.00 per share and of maintaining the share price of our Common Stock above $1.00 per share in compliance with Nasdaq requirements.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq Global Market or for the transfer of listing to the Nasdaq Capital Market.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If our holders of Common Stock approve the proposal to authorize our Board of Directors to implement the Reverse Stock Split and our Board of Directors implements the Reverse Stock Split, we will amend the existing provision of our certificate of incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment or (ii) [          ], Eastern Time, on [                          ] (the “Effective Date”), each [              ] ([      ]) [to be filled in prior to filing with the appropriate split number, between two and ten] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of Common Stock.  The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of

Common Stock issued pursuant to the Reverse Stock Split.  In lieu of any fractional share of Common Stock to which a stockholder otherwise would be entitled as a result of the Reverse Stock Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of Common Stock as of the Effective Date of the Reverse Stock Split which shall be equal to a proportionate interest of the value of a whole share based on the closing sale price of the Common Stock on the Nasdaq Stock Market on the Effective Date.”

By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock up to and including ten (10) into one (1) share. The Amendment to the certificate of incorporation filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. In accordance with such resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

The Reverse Stock Split will be effected simultaneously for all of the issued and outstanding shares of Common Stock, and the exchange ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of theholders of our Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”).
In addition, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock into which our convertible preferred stock could be converted would be adjusted to give effect to the Reverse Stock Split.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the proposal for the Reverse Stock Split is approved by the Company's holders of Common Stock, Series B Preferred Stock, and Series E Preferred Stock, and if, at such time, the Board of Directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Company will file the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the Reverse Stock Split. The Board of Directors may delay effecting the Reverse Stock Split without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

If the Reverse Stock Split is effected, the Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and share certificates with the former CUSIP number will need to be exchanged for share certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon completion of the Reverse Stock Split, we intend to treat the Common Stock held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers, custodians or other nominees will be instructed to reflect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds the Common Stock with a bank, broker, custodian or other nominee, and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered in the registry of members but do not hold share certificates)

Certain of our registered holders of Common Stock may hold some or all of their Common Stock in book-entry form with the transfer agent. These stockholders do not have share certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their name. If a stockholder holds registered shares of Common Stock in book-entry form, the Reverse Stock Split, if effected, will automatically be reflected in the transfer agent's records and on their next statement.

Holders of Certificated Shares of Common Stock

If the Reverse Stock Split is approved and effected, stockholders holding Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Reverse Stock Split is effected. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing the shares of Common Stock (the “ Old Certificates ”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “ New Certificates ”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates. If an Old Certificate has restrictive legends on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “Fractional Shares.”

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates.  All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by the Nasdaq Stock Market, on the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights, except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Stock Split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board of Directors decides to implement, the stated capital component will be reduced to an amount up to and including one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods' per share amounts will be restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters' Rights

Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of Columbia capital stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “ IRS ”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder's particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Columbia capital stock that is for United States federal income tax purposes:

(i) an individual citizen or resident of the United States;

(ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia;

(iii) an estate with income subject to United States federal income tax regardless of its source; or

(iv) a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Columbia capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Columbia stockholder or to Columbia stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Columbia stockholders holding their shares of Columbia capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax consequences to Columbia, or to Columbia stockholders that own 5% or more of Columbia capital stock, are affiliates of Columbia or are not U.S. holders. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a Columbia stockholder, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-Reverse Stock Split shares (and cash received in lieu of any fractional share) is equal to the fair market value of the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split:

•	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split (except to the extent of cash received in lieu of a fractional share).

•
A U.S. holder's aggregate tax basis in his, her or its post-Reverse Stock Split shares will be equal to the aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-Reverse Stock Split shares exchanged for such post-Reverse Stock Split shares that is allocated to any fractional share for which cash is received.

•
A U.S. holder's holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-Reverse Stock Split shares will be treated as having received the fractional share of post-Reverse Stock Split shares pursuant to the Reverse Stock Split and then as having exchanged the fractional share of post-Reverse Stock Split shares for cash in a redemption by Columbia. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder's adjusted tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for such pre-Reverse Stock Split shares is more than one year as of the effective date of the Reverse Stock Split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder's proportionate interest in Columbia resulting from the Reverse Stock Split (taking into account for this purpose shares of Common Stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder's particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder's ratable share of Columbia's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder's adjusted tax basis of the pre-Reverse Stock Split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Columbia capital stock pursuant to the Reverse Stock Split are subject to information reporting, and may be subject to backup withholding at the applicable rate if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required

Approval of the proposal to authorize the Board of Directors to amend our certificate of incorporation to effect the Reverse Stock Split requires an affirmative vote of a majority of votes entitled to be cast by holders of our Common Stock, Series B Preferred Stock, and Series E Preferred Stock, voting together as a single class. Abstentions and broker non-votes will be counted towards the vote total for this proposal and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK UP TO AND INCLUDING TEN (10), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5

AMENDMENT OF
2008 LONG-TERM INCENTIVE PLAN
PLAN TO INCREASE THE NUMBER OF SHARES
ISSUABLE THEREUNDER

General

We are asking our stockholders to approve an amendment of the 2008 Long-Term Incentive Plan (the "2008 Plan") to increase the number of shares of Common Stock issuable under the 2008 Plan by an additional 4.0 million shares (on a pre-split basis), which represents approximately 4.6% of our outstanding Common Stock, of which up to 800,000 shares may be issued in the form of restricted stock or other stock units which may be settled in stock. This will increase the aggregate number of shares in the 2008 Plan to 10.0 million shares (on a pre-split basis),

The 2008 Plan was adopted by the Board of Directors in March 2008 and approved by our stockholders in May 2008. As of December 31, 2012, an aggregate of 2,104,382 shares of Common Stock remained available for future issuance.

Effective as of March 1, 2013, our Board of Directors approved, subject to stockholder approval, an amendment to the 2008 Plan to increase the number of shares of Common Stock issuable thereunder by an additional 4.0 million shares (on a pre-split basis), of which 800,000 may be issued in connection with restricted stock awards or stock units, to an aggregate of 10.0 million shares (on a pre-split basis). The Board of Directors adopted this amendment because it believes that: (i) additional shares are necessary to attract, retain, and motivate non-employee directors, employees, officers, consultants and advisors who are responsible for our success and (ii) growth by providing such persons an opportunity to acquire a proprietary interest in Columbia's long-term success and the issuance of options to our employees is an integral component of the Company's compensation policy.

There are currently no stock options or other equity awards reserved under the 2008 Plan for future grants to executive officers, as such decisions are made by our Compensation Committee (for purposes of this Proposal 5 the "Committee").

Summary of the 2008 Plan, as amended (the "Amended and Restated 2008 Plan")

A copy of the Amended and Restated 2008 Plan is attached as Appendix B hereto. The following description of the Amended and Restated 2008 Plan is a summary and, as such, is qualified by reference to the complete text of the Amended and Restated 2008 Plan.

Material Features of Our Amended and Restated 2008 Plan

The Amended and Restated 2008 Plan provides for the issuance of up to 10,000,000 shares of Common Stock (representing approximately 11.4% of the shares of Common Stock to be outstanding upon approval of the Amended and Restated 2008 Plan, treating all of the Amended and Restated 2008 Plan shares as then outstanding), of which up to 1,400,000 shares may be issued in the form of restricted stock or other stock units which may be settled in stock. The number and kind of shares available under each of these limitations is subject to adjustment as determined by the Committee or another director committee appointed by the board of directors in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination, exchange, spin-off, dividend in kind, extraordinary cash dividend or other similar corporate transaction or event that affects Columbia's corporate structure or stock.
Shares subject to awards under the Amended and Restated 2008 Plan that are not used or are canceled, terminated or forfeited because the terms and conditions of the awards are not met may be used again for awards under the 2008 Plan. Otherwise, upon exercise of a stock option or stock appreciation right, the number of shares underlying that award will be deemed to be delivered under the Amended and Restated 2008 Plan, even if the net number of shares delivered to the participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of stock appreciation rights in cash or for a net number of shares, upon a stock-for-stock exercise of stock options, or upon share withholding to satisfy tax obligations). In the case of restricted stock awards or stock units, if shares are not delivered to a participant because all or a portion of a restricted stock award or award of stock units is settled in cash, or shares are withheld to satisfy tax withholding obligations, those shares will again be available for awards under the Amended and Restated 2008 Plan, including for purposes of the limitation on shares that may be used for restricted stock awards or stock units. The shares that may be issued under the Amended and Restated 2008 Plan may be authorized but unissued shares, treasury shares or shares acquired on the open market or otherwise.
The maximum number of shares that may be granted to any individual participant under the Amended and Restated 2008 Plan in any one calendar year is 1,000,000, subject to adjustment in circumstances triggering adjustment to the aggregate limitations under the Amended and Restated 2008 Plan, as stated above.
Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options is presented under the caption “Equity Compensation Plan Information” above.
The price of Columbia Laboratories, Inc.'s Common Stock on the Nasdaq Global Market as of March XX, 2013, was $[-__].
Administration
The Amended and Restated 2008 Plan is administered by the Committee. The members of the Committee are appointed from time to time by the Board of Directors. Under the Amended and Restated 2008 Plan, at least two members of the Committee must be “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has the authority, among other things, to select the non-employee directors, officers, employees, and consultants and advisors to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and establish rules for the administration of the Amended and Restated 2008 Plan.
Participants
Those non-employee directors, officers, employees, and consultants and advisors of Columbia and its subsidiaries and affiliates as the Committee determines to be responsible for the Company's success and future growth and profitability are eligible to be selected by the Committee to receive awards under the Amended and Restated 2008 Plan. The Committee has the discretion to select participants who are not subject to U.S. taxation, in which case any awards made to such non-U.S. participants may have to be modified to comply with local laws and practices.
Types of Awards
The Amended and Restated 2008 Plan permits grants of:
•stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet such requirements;
•stock appreciation rights;
•restricted stock awards;
•stock units; and
•any combination of the foregoing.
Any awards made under the Amended and Restated 2008 Plan may be performance-based awards. This means that the grant of any of these awards may represent “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.
Stock Options.   The Committee may grant “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet such requirements (“non-qualified stock options”). The Committee may also, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant (see “Stock Appreciation Rights” discussed below). The exercise price of any option granted under the Amended and Restated 2008 Plan will be set by the Committee but must not be less than 100% of the fair market value of the stock at the date of grant. Stock options will be exercisable at such times as the Committee determines and will be subject to such terms and conditions, including vesting and performance-based conditions, as the Committee determines.

The Committee will determine when stock options granted under the Amended and Restated 2008 Plan may be exercised. No stock option may be exercised more than ten years after the date it is granted.
The aggregate fair market value of the shares (determined at the date of grant) for which an incentive stock option may become exercisable in any calendar year may not exceed $100,000. An acceleration of the exercisability of such options upon a “change of control” of Columbia (see “Change of Control,” discussed below), may result in more than $100,000 of incentive stock options becoming exercisable during a single calendar-year. If so, any options that exceed the $100,000 limit will be treated as non-qualified stock options.
Stock Appreciation Rights.   The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. If a stock appreciation right is granted in tandem with or in substitution for a stock option, the fair market value on the date of grant will be based on the fair market value on the date the stock option is granted.
The Committee will determine when stock appreciation rights granted under the Amended and Restated 2008 Plan may be exercised. No stock appreciation right may be exercised more than ten years after the date it is granted.
Restricted Stock Awards.   The Committee may grant restricted stock awards, up to a maximum of 1,400,000 in the aggregate, subject to such restrictions and terms and conditions as the Committee deems appropriate. Upon receipt of a restricted stock award, the holder is entitled to receive a specified number of shares in exchange for payment of a specified purchase price or for no payment, as the Committee shall determine. Any purchase price payable for shares subject to a restricted stock award may be paid in any manner authorized by the Committee.
Restricted stock awards may be made in consideration for services provided or to be provided to Columbia. Restricted stock awards may be subject to restrictions on transfer, the right of Columbia to reacquire the shares for a payment specified in the award or for no payment, and may grant or withhold the right of the holder to receive dividends and to vote the shares granted.
Stock Units.   The Committee may grant stock units subject to such restrictions and terms and conditions as the Committee may impose. A “stock unit” is a notional account representing one share of Common Stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the stock unit. Holders of stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date.
The Committee may, in its discretion, grant dividend equivalent rights with respect to such stock units and establish any vesting requirements, transfer restrictions and forfeiture provisions.
Performance-Based Awards.   Awards made under the Amended and Restated 2008 Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Internal Revenue Code. A performance-based award will entitle the holder to receive payments upon the achievement of specified hurdle rates and/or growth rates in one or more business criteria that apply to individual participants, one or more business units, or Columbia as a whole, either individually or in combination. Such criteria include net earnings, earnings per share, sales, operating income, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), working capital targets, market price per share, total return to stockholders, return on equity, return on capital and cash flows and specific strategic or operational business criteria.
The Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be settled in cash, shares or a combination of the two.
Amended and Restated 2008 Plan Benefits

Because awards to be granted in the future under the Amended and Restated 2008 Plan are at the discretion of the Board of Directors, it is not possible to determine the benefits or the amounts to be received under the Amended and Restated 2008 Plan by our directors, officers, and employees. The following table sets forth stock option and restricted stock awards made under the 2008 Plan in the fiscal year ending December 31, 2012.

Name and Position	Number of Restricted Stock Unit Awards	Number of Securities Underlying Option Awards

Frank C, Condella, Jr., President and Chief Executive Officer	—	315,000
Lawrence A. Gyenes, Senior Vice President, Chief Financial Officer, and Treasurer	—	135,000
Michael McGrane, Senior Vice President, General Counsel, and Secretary	—	135,000
George Creasy, MD, Vice President Clinical Research	—	90,000
All executive officers as a group (4 persons)	—	675,000
All independent directors who are not executive officers as a group (4 persons)	176,468	—
All employees who are not executive officers as a group (11 persons)	—	160,000

Total	176,468	835,000
The equity awards in 2012 to Mr. Gyenes, Mr McGrane, and Dr. Creasy were unvested and were forfeited upon the termination of their employment with the Company on January 31, 2013, January 31, 2013, and October 18, 2012, respectively.

Adjustments to Awards
Adjustments as to the number, price or kind of shares or other consideration subject to outstanding awards may be made in connection with corporate transactions of the type that trigger adjustments to shares available under the Amended and Restated 2008 Plan, as well as acquisitions or other changes in capitalization occurring after the date of any grant or if there is a change in laws or other circumstances that affect awards. Adjustments to outstanding awards will be made so as to preserve, without enlarging, the rights of participants, with the manner of such adjustments to be determined by the Committee.
Limitations on Transfer and Resale of Shares
Except as discussed below, no award (other than unrestricted stock awards or vested restricted stock awards) may be transferred or  assigned by the participant except in the event of the participant's death, and may only be exercised during the participant's lifetime, by the participant. If determined by the Committee, a participant may transfer awards (other than incentive stock options) to certain immediate family members or trusts for the benefit of such persons or other entities owned by such persons. Such transactions would be intended to facilitate estate planning. In the event of the death of the participant stock options and stock appreciation rights may be exercised thereafter for one (1) year by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the stock option or stock appreciation right passes by will or law.
The resale of shares acquired upon exercise or receipt of awards generally is not automatically restricted by the terms of the Amended and Restated 2008 Plan, though in many cases restricted stock awards and stock units contain resale restrictions. All shares or other securities delivered under the Amended and Restated 2008 Plan pursuant to any award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Amended and Restated 2008 Plan, applicable federal or state securities laws and regulatory requirements.
Unless sold under a registration statement filed by Columbia under the Securities Act of 1933, as amended (the "Securities Act"), generally, recipients who are officers or directors of Columbia will, in order to resell any shares acquired by them under the Amended and Restated 2008 Plan, be required to observe the resale limitations of Rule 144 of the Securities Act.  The Company plans to file a registration statement on Form S-8 registering under the Securities Act the issuance to participants in the Amended and Restated 2008 Plan of the additional shares reserved for issuance upon the exercise of options or otherwise purchased under the Amended and Restated 2008 Plan. However, executive officers and directors are also subject to the share ownership reporting requirements and short-swing trading provisions of Section 16 of the Exchange Act.

Termination of Services, Forfeiture
Unless the Committee or an agreement relating to Awards under the Amended and Restated 2008 Plan provides otherwise, if a participant's service with the Company, a subsidiary or affiliate terminates other than for cause (or by reason of the death of the participant), all unexercisable awards held by the participant are immediately forfeited and all exercisable awards remain exercisable in accordance with the Amended and Restated 2008 Plan until the earlier of 90 days following termination or expiration of the award. If termination is for cause (as described in the Amended and Restated 2008 Plan), unless the Committee or an agreement relating to awards under the Amended and Restated 2008 Plan provides otherwise, all awards held by the applicable participant which have not been settled under the Amended and Restated 2008 Plan (other than fully vested restricted stock awards and vested stock units that have been deferred at the election of the participant) are forfeited.
Change of Control
Upon a Change of Control, outstanding awards become immediately and fully exercisable or payable. “Change of Control” means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.
Amendment or Termination of the Amended and Restated 2008 Plan
Unless earlier discontinued or terminated by the Committee, no awards may be granted under the Amended and Restated 2008 Plan after May 13, 2018. The Amended and Restated 2008 Plan permits the Committee to amend, alter, suspend, discontinue or terminate the Amended and Restated 2008 Plan at any time, except that stockholder approval of a majority of the voting power of Common Stock is required if the amendment will (i) increase the total number of shares of Common Stock that may be issued through awards under the Amended and Restated 2008 Plan, (ii) increase the maximum number of shares that may be awarded to any participant under the Amended and Restated 2008 Plan, (iii) change the types of business criteria on which performance-based awards are based, or (iv) modify the requirements as to eligibility for participation under the Amended and Restated 2008 Plan. In addition, Nasdaq rules also require such stockholder approval for any “material amendment.”  Although most amendments that substantially increase the Company's costs under the Amended and Restated 2008 Plan would require stockholder approval, the increase in cost of the Amended and Restated 2008 Plan would not by itself necessarily trigger a stockholder approval requirement. Without the consent of a participant, no amendment or alteration may materially impair a participant's rights under a previously granted award.
Prohibition on Repricing Without Stockholder Approval
Under the Amended and Restated 2008 Plan, stock options and stock appreciation rights may not be “repriced” without the approval of stockholders. A “repricing” means amending the terms of an option or stock appreciation right after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option or stock appreciation right at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards in connection with extraordinary corporate events will not be deemed “repricings,” however.
Certain Federal Income Tax Matters
The following is a brief summary of the federal income tax consequences generally applicable to awards granted under the Amended and Restated 2008 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is provided for the information of stockholders considering how to vote on this matter, and is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (other than a brief summary of golden parachute excise tax rules) or other tax laws other than federal income tax law. Awards under the Amended and Restated 2008 Plan are intended to be exempt from Internal Revenue Code Section 409A or to meet requirements of Internal Revenue Code Section 409A, and the discussion below assumes that this is the case so that participants do not have additional tax consequences under Internal Revenue Code Section 409A. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Columbia advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended and Restated 2008 Plan. In all cases, special rules may apply to participants receiving awards under the Amended and Restated 2008 Plan who are subject to Section 16(b) of the Exchange Act.
Incentive Stock Options.   An option granted under the Amended and Restated 2008 Plan may be an incentive stock option (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock received on exercise of the ISO for one year after the date of exercise and for two years from the date of grant of the ISO, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.
If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of a disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.
Non-Qualified Stock Options.   Options may also be granted under the Amended and Restated 2008 Plan that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. Such an option is referred to as a nonqualified stock option. Non-qualified stock options granted under the Amended and Restated 2008 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option's exercise price plus any other amount paid at grant and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income. Upon any sale of the option shares after exercise, the employee will realize a capital gain (or loss) to the extent the sale price exceeds (or is less than) the employee's tax “basis” in the shares. The employee's tax basis is the fair market value of the shares at the time of exercise. The Company is not entitled to a tax deduction in connection with any capital gain of an employee selling option shares.
The Amended and Restated 2008 Plan provides that the Committee, subject to its discretion, applicable law and such terms and conditions as it may adopt, may permit an optionholder to satisfy the tax obligation resulting from exercise of a non-incentive option, in lieu of cash, by (i) electing to have the Company withhold a portion of the shares of Common Stock deliverable upon exercise of a non-incentive option with a fair market value equal to the amount of the tax obligation or (ii) delivering to the Company such shares already owned by the optionholder with a fair market value equal to the amount of the tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined. Shares of Common Stock withheld by the Company may be treated as if first issued to the optionholder upon exercise of the option, resulting in gain as described above, and then resold to the Company, which may result in additional gain or loss.
Stock Appreciation Rights.   To the extent the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a stock appreciation right is granted. At the time of exercise of an stock appreciation right, the employee will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at that time. Subject to the general rules concerning deductibility of compensation, Columbia will be allowed an income tax deduction in the amount that the holder of an stock appreciation right recognizes as ordinary income upon the exercise of the stock appreciation right. Tax rules regarding capital gains and losses upon a subsequent sale of the shares resulting from exercise are generally the same as for non-qualified stock options, discussed above.
Restricted Stock Awards.   The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture or become transferable. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock less any amount paid for the stock. The employee may, however, make an election under Section 83 of the Internal Revenue Code to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct as a business expense in the year the employee includes the compensation in income an amount equal to the amount of compensation the employee includes in income.
Dividends, if any, received by the holder before the end of the restricted period will be taxed as ordinary income to the holder and also will be deductible by the Company subject to the foregoing general rules concerning deductibility of compensation.
Stock Unit Awards.   Generally, an employee will not recognize ordinary income until Common Stock, cash, or other property become payable under a stock unit award, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.
Performance Awards.   Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards or incentive awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.
Deductibility of Awards.   Internal Revenue Code Section 162(m) places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, stock appreciation rights and certain other “performance-based compensation” awards under the Amended and Restated 2008 Plan will qualify for the performance-based compensation exception to the deductibility limit. Other awards, such as restricted stock awards and stock units, if not subject to an achievement of a performance goal, may be non-deductible under Internal Revenue Code Section 162(m), depending on the circumstances of the employee in the year the award becomes subject to federal income tax. The rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time. In addition, a number of requirements must be met in order for compensation to constitute “performance-based” compensation under Section 162(m) of the Code. As such there can be no assurance that any compensation awarded or paid under the Amended and Restated 2008 Plan will be fully deductible under all circumstances.
Deferred Compensation.   Any deferrals made under the Amended and Restated 2008 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and the timing of distributions. Columbia intends to structure any deferrals and awards under the Amended and Restated 2008 Plan to meet the applicable tax law requirements so that participants are not subject to tax penalties, interest, and unexpected recognition of income under Internal Revenue Code Section 409A, but there can be no assurance that the Internal Revenue Code Section 409A requirements will be met in all cases.
Change of Control.   Payments or other benefits resulting from awards, including acceleration of the exercisability of options and the lapse of restrictions with respect to restricted stock awards granted under the Amended and Restated 2008 Plan, if a result of a Change of Control, may be compensatory payments that, when made to certain defined individuals (such as Columbia's executive officers), may be deemed to be “parachute payments” within the meaning of Section 280G and 4999 of the Internal Revenue Code. Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual's base amount (as described below), the excess of the parachute payments over the base amount (the “excess parachute payments”) will not be deductible by the Company and will be subject to a 20% excise tax payable by the individual. As used in Section 280G, base amount is the individual's average annual taxable compensation over the five years preceding the taxable year in which Change in Control occurs. It should also be noted that excess parachute payments generally reduce the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code.
Additional Information
The Amended and Restated 2008 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. The foregoing is only a summary of certain provisions of the Amended and Restated 2008 Plan and is qualified by reference to the text of the Amended and Restated 2008 Plan, which is attached as Appendix B.
Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to adopt the Amended and Restated 2008 Plan. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 6

PROPOSAL TO EXTEND THE STOCKHOLDER RIGHTS PLAN TO PRESERVE
THE USE OF NET OPERATING LOSSES UNDER SECTION 382 OF THE INTERNAL REVENUE CODE

The Company is currently a party to an Amended and Restated Stockholder Rights Agreement with American Stock Transfer and Trust Company LLC (“ASTTC”), as Rights Agent (the “Rights Plan”), adopted on November 29, 2010, which amended and restated the Rights Agreement, dated as of March 13, 2002, between the Company and ASTTC (the “Original Rights Plan”). On March 1, 2013, the Board of Directors adopted amendments to the Rights Plan to extend the expiration date of the Rights Plan from July 3, 2013 to July 3, 2016 (the “Rights Plan Extension”), to preserve the value of significant tax assets associated with the Company’s tax net operating loss carry forwards (“NOLs”) under Section 382 of the Internal Revenue Code. The Board has directed that the Rights Plan Extension be submitted to the Company's stockholders at the 2013 Annual Meeting of Stockholders for approval on a non-binding advisory basis.

The Company reported NOLs totaling approximately $165 million as of December 31, 2012. United States Federal income tax rules, and Section 382 of the Internal Revenue Code in particular, substantially limit the use of those tax assets if the Company experiences an “ownership change.” Ownership changes under Section 382 generally relate to a cumulative change in ownership among stockholders with at least a 5% ownership interest (as determined under the rules of Section 382) of more than 50% over a rolling three-year period. The Company’s current cumulative change in ownership among stockholders with at least a 5% ownership interest as of December 31, 2012 (as determined under the rules of Section 382) is approximately 35.7% over the immediately preceding three-year period.

Pursuant to the Rights Plan, if any person or group (subject to certain exceptions specified in the Rights Plan) acquires 4.99% or more of the outstanding shares of Common Stock, or if any current 5% stockholder were to acquire additional Common Stock other than by exercising or converting existing equity-linked securities, without the prior approval of the Company’s Board of Directors, a significant dilution in the voting and economic ownership of such person or group would occur.

The Rights Plan Extension was not adopted as an anti-takeover measure. The Rights Plan may be terminated by the Board of Directors at any time prior to the rights being triggered. Further, if the Board of Directors determines that the NOLs have been substantially realized, are no longer substantially available, or would otherwise not be adversely impacted by an ownership change, the Board may rescind the Rights Plan Extension.

The Rights Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person (together with such person's affiliates and associates), without the approval of the Board, (i) from acquiring 4.99% or more of the outstanding Voting Stock and (ii) that currently beneficially owns 4.99% or more of the outstanding Voting Stock from acquiring more shares of Voting Stock, other than by exercise or conversion of currently existing warrants, convertible securities or other equity-linked securities. There is no guarantee that the Rights Plan will prevent the Company from experiencing an ownership change.

In general, the Rights Plan Extension leaves the Rights Agreement unchanged in all material respects, other than to extend the expiration date of the Rights Plan from July 3, 2013 to July 3, 2016.
Stockholders are being asked to vote on the Rights Plan Extension in an effort to determine the viewpoint of stockholders on extending the term of the Rights Plan to July 3, 2016. If the Rights Plan Extension is not approved by stockholders as proposed, the Board will take the disapproval of the Rights Plan Extension as an advisory vote and reevaluate the extension and determine whether it believes the Rights Plan Extension in its current form or in a further modified form continues to be in the stockholders' best interests. The Board may, as a result of such reevaluation and determination, modify the terms of the Rights Plan to change the terms it believes the stockholders found objectionable, rescind the Rights Plan Extension, or maintain the effectiveness of the Rights Plan Extension. If the Board were to rescind the Rights Plan Extension, the Rights Plan would expire on July 3, 2013. However, if the Board took that action, the Board may adopt a stockholder rights plan at a future date if it determines that the adoption of a stockholder rights plan is in the stockholders' best interests at that time.

Summary of the Rights Plan

The following is a summary of the material terms of the Rights Plan. It does not purport to be complete and provides only a general description of the Rights Plan, and thus should be read together with, and is qualified in its entirety by reference to, the Rights Plan, which has been filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2010.

The Rights. On March 12, 2002, the Company declared a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company (the “Rights”). The distribution was made payable as of March 22, 2002, to stockholders of record on that date (the “Rights Plan Record Date”). Each Right, once exercisable, entitles the registered holder to purchase from the Company one one-thousandth (1/1000) of a share of preferred stock of the Company, designated as Series D Junior Participating Preferred Stock (the “Preferred Stock”), at a price of $30 per one one-thousandth (1/1000) of a share (the “Exercise Price”), subject to certain adjustments.

Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

Exercise of Rights; Distribution of Rights. Under the Rights Plan, the Rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth day following a public announcement, or resolution of the Board confirming, that a person or group of affiliated or associated persons, subject to certain exceptions set forth in the Rights Plan, has acquired beneficial ownership (as defined in the Rights Plan) of 4.99% or more of the outstanding Voting Stock (or has otherwise become an Acquiring Person (as defined in the Rights Plan)) or (ii) the tenth business day (or such later date as may be determined by the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

Prior to the Distribution Date, the Rights are not exercisable, are not represented by a separate certificate, and are not transferable apart from the Common Stock, but are instead evidenced, with respect to any of the Common Stock certificates (or uncertificated shares of Common Stock) outstanding as of the Rights Plan Record Date, by such Common Stock certificate with a copy of a Summary of Rights attached thereto (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares). Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Rights Plan Record Date will contain a legend incorporating the Rights Plan by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Rights Plan Record Date, with or without a copy of a Summary of Rights attached thereto (or the transfer of uncertificated shares of Common Stock by book-entry), will also constitute the transfer of the Rights associated with such Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

Under the Rights Plan, “Voting Stock” means (i) the outstanding Common Stock, (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up and (iii) any other shares of capital stock of the Company that are included in the definition of “stock” under Section 382(k)(6)(A) of the Code and the Treasury Regulations thereunder.

Acquiring Person; Exempt Persons; Exempt Transactions. The Rights Plan amended the Original Rights Plan to, among other things, lower the stock-ownership threshold for inclusion of a stockholder in the definition of “Acquiring Person” under the Rights Plan from 15% to 4.99% and expand the concept of “beneficial ownership” to include shares owned (including those owned indirectly and constructively) under Section 382 of the Code. The Rights Plan defines “Acquiring Person” as any person (other than any Exempt Person, as defined below) that has become, itself or, together with all affiliates and associates of such person, the beneficial owner of 4.99% or more of the shares of Voting Stock then outstanding; provided, however, that any person who would otherwise qualify as an Acquiring Person as of the close of business on the effective date of the Rights Plan will not be deemed to be an Acquiring Person for any purpose of the Rights Plan on and after such date unless and until such time as such person, together with all affiliates and associates of such person, acquires beneficial ownership of one or more additional shares of Voting Stock (unless, upon becoming the beneficial owner of such additional shares of Voting Stock, such person, together with all affiliates and associates of such person, is not then the beneficial owner of 4.99% or more of the shares of Voting Stock then outstanding). A person will not, however, be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Voting Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including upon the initial grant or vesting of restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral issuance or grant of any security by the Company, or (iv) an Exempt Transaction (as defined below), unless and until such time as such person, together with all affiliates and associates of such person, acquires the beneficial ownership of one or more additional share(s) of Voting Stock. Notwithstanding the foregoing, if the Board determines in good faith that a person who would otherwise be an Acquiring Person, has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Voting Stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person.

For all purposes of the Rights Plan, (a) the determination of the percentage of the Voting Stock of the Company that a person is deemed to beneficially own shall be made on the basis of the value of the Voting Stock as provided in Section 382(k)(6)(C) of the Code and the Treasury Regulations thereunder, and (b) unless specifically provided otherwise in the Rights Plan, any calculation as to the Voting Stock outstanding, or beneficially owned by a person, at any particular time for purposes of determining percentage ownership shall be made pursuant to, and in accordance with, Section 382 of the Code and the Treasury Regulations thereunder.

“Exempt Person” means (i) the Company, any subsidiary of the Company, in each case including, without limitation, the officers and members of the boards of directors thereof acting in their capacities as such, or any employee benefit plan or stock ownership plan of the Company or of any subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company, and (ii) any person deemed to be an “Exempt Person” because the Board has granted such person an exemption in accordance with the provisions of the Rights Plan.

“Exempt Transaction” means any transaction or series of related transactions pursuant to which any person would become an Acquiring Person that the Board determines prior to such person becoming an Acquiring Person, in its sole discretion, is exempt from the Rights Agreement, which determination shall be irrevocable.

Expiration. The Rights are not exercisable until the Distribution Date and, as extended by the Rights Plan Extension, will expire at the close of business on July 3, 2016, unless earlier redeemed or exchanged by the Company as described below.

Rights of Preferred Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 1,000 times the cash dividends declared on the Common Stock. In addition, the holders of the Preferred Stock are entitled to receive 1,000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $30,000 or 1,000 times the payment made in the liquidation per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any consolidation, merger, combination or other transaction in which any shares of Common Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock in such consolidation, merger, combination or other transaction. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

The Exercise Price of the Rights and the number of shares of Preferred Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

Distribution of Preferred Stock. Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Plan provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void), will thereafter have the right to receive in respect of such Right, upon payment of the Exercise Price, that number of shares of the Preferred Stock having a fair market value (as determined in accordance with the Rights Plan) at the time of the transaction equal to approximately two times the Exercise Price (such value to be determined by reference to the fair market value of the Company's Common Stock as provided in the Rights Plan).

Effect of Merger or Other Business Combination on the Rights. In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Plan provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction (as determined in accordance with the Rights Plan) equal to approximately two times the Exercise Price.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Voting Stock, the Board may exchange for each Right one share of Common Stock.

In connection with any such exchange, no holder of Rights shall be entitled to receive shares of Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder's affiliates and associates, becoming the beneficial owner of 4.99% or more of the Voting Stock then outstanding. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder's affiliates and associates, becoming the beneficial owner of 4.99% or more of the Voting Stock then outstanding (such shares of Common Stock in excess of 4.99% of the Voting Stock then outstanding the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such holder will be entitled to receive an amount in cash equal to the current per share market price of a share of Common Stock at the close of business on the trading day immediately prior to the date of such exchange multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the beneficial owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) of the Rights Plan, any Rights that theretofore have not been exchanged as described in this paragraph shall thereafter be exercisable only in accordance with Section 13 of the Rights Plan and may not be exchanged. Prior to effecting such an exchange, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

The Company may at its option substitute, and, in the event that there shall not be sufficient authorized but unissued Common Stock to permit an exchange of Rights for Common Stock as contemplated above, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof having an aggregate fair market value (as determined in accordance with the Rights Plan) equal to the fair market value of one share of Common Stock as of the date any person becomes an Acquiring Person.

The Company shall not be required to issue fractions of shares. In lieu of fractional shares, the Company shall pay to the registered holders of the Right certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.

Redemption. At any time prior to the close of business on the tenth day after there has been a public announcement that a person has become an Acquiring Person (subject to extension in certain circumstances), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). Immediately upon the effective time of the action of the Board authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights.

Termination of Amendment; Continued Effectiveness of Original Rights Agreement. If the Board determines the Tax Benefits are utilized in all material respects or no longer available for use in any material amount under Section 382 of the Code, or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the Company's utilization of the Tax Benefits, or materially impair or limit the amount of the Tax Benefits that could be used by the Company during any period (or otherwise) for applicable tax purposes, the Amendment shall cease to be in effect, and the terms and provisions of the Original Rights Agreement (other than the terms and provisions that were amended relating to the Rights Agent), as in effect immediately prior to the Effective date of the Amendment, shall become effective (other than the terms and provisions that were amended relating to the Rights Agent).

If the Board makes such determination, among other things, a person will become an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of 15% or more of the Voting Stock, the definition of Voting Stock as set forth in the Original Rights Agreement shall be restored, and the provisions relating to the exchange of Rights for Common Stock shall be restored to those set forth in the Original Rights Agreement.

Anti-Takeover Effects

While intended to reduce the risk of an “ownership change” within the meaning of Section 382 of the Code, and thereby preserve the current ability of the Company to utilize the Tax Benefits, the Rights could have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who becomes an Acquiring Person on terms not approved by the Company's Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may exempt such merger or business combination from the Rights Plan. In addition, the Rights may be redeemed by the Company at $0.01 per Right at any time prior to the close of business on the tenth day after there has been a public announcement, or resolution of the Board confirming, that a person or group has become an Acquiring Person.

Outstanding Common Stock and Convertible Securities

As of March 15, 2013, there were approximately 87,507,333 shares of Common Stock (and one Right per each such share) issued and outstanding, and approximately XXXXXXXXX additional shares of Common Stock issuable under the Company's outstanding convertible preferred stock, warrants, and options. In addition, as of March 15, 2013, there were 130 shares of the Company's series B convertible preferred stock, 550 shares of the Company's series C convertible preferred stock and 22,740 shares of the Company's series E convertible preferred stock issued and outstanding. The Board has reserved 100,000 shares of Preferred Stock for issuance upon exercise of the Rights, none of which were outstanding as of March 15, 2013.

The Board recommends in this proxy that our stockholders vote for the extension of the stockholder rights plan to preserve the use of tax net operating loss carryforwards under Section 382 of the Internal Revenue Code.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required (on a non-binding advisory basis) to approve the resolution. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in a stockholder's household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company's Chief Financial Officer by writing to Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, or by calling 866-566-5636. If a stockholder is receiving multiple copies of this Proxy Statement at the stockholder's household and would like to receive a single copy of the Proxy Statement for a stockholder's household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company's Chief Financial Officer to request mailing of a single copy of this Proxy Statement.

THE COMPANY'S WEBSITE

In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.columbialabs.com including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE
The Company's principal executive office is at 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, however, the Company is planning in 2013 to move its principal executive office to the Boston Massachusetts area.
ANNUAL REPORT AND OTHER SEC FILINGS
Our 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.columbialabs.com under the "Investor" tab. These and other SEC filings, including this Proxy Statement, are also available on the SEC's website at www.sec.gov. The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request or telephone call of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2012 (as filed with the SEC), including the financial statements and schedules thereto. All such requests should be directed to our Chief Financial Officer, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, or by calling 866-566-5636.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:
Other than the six proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Columbia will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $4,000 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?

A:
Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to the Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, not less than 90 days nor more than 120 days prior to May 1, 2014:

(i)	Name of the candidate and a brief biographical sketch and resume;

(ii)	Contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and,

(iii)	A signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held.

Q:	May I propose actions for consideration at next year's Annual Meeting of Stockholders?

A:
Yes, you may submit proposals for consideration at next year's Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2014 Annual Meeting of Stockholders, it must be received by us not less than 120 calendar days before March XX, 2014, in such form as is required by the rules and regulations promulgated by the SEC. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2014 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us at least 45 days before March XX, 2014. The proxy to be solicited on behalf of our Board for the 2014 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2014 Annual Meeting of Stockholders.

By Order of the Board of Directors

Jonathan Lloyd Jones
Secretary
March XX, 2013

Appendix A
CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION OF
COLUMBIA LABORATORIES, INC.

Columbia Laboratories, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on March 1, 2013, duly adopted resolutions setting forth proposed amendments of the certificate of incorporation of the Corporation, declaring said amendments to be advisable and proposing that said amendments be submitted to the stockholders of the Corporation for their consideration and approval.  The resolutions setting forth the proposed amendments are substantially as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article FOURTH of the certificate of incorporation of the Corporation as follows:

Amend Article FOURTH by adding the following after the first paragraph of Article FOURTH:

Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment or (ii) [          ], Eastern Time, on [                          ] (the “Effective Date”), each [              ] ([      ]) [to be filled in prior to filing with the appropriate split number, between two and ten] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one fully paid and nonassessable share of Common Stock.  The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of Common Stock issued pursuant to the Reverse Stock Split.  In lieu of any fractional share of Common Stock to which a stockholder otherwise would be entitled as a result of the Reverse Stock Split, the Corporation shall pay a cash amount equal to the fair value of the fractional share of Common Stock as of the Effective Date of the Reverse Stock Split which shall be equal to a proportionate interest of the value of a whole share based on the closing sale price of the Common Stock on the Nasdaq Stock Market on the Effective Date.

SECOND:  The stockholders of the Corporation duly approved and adopted such amendments in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Frank C. Condella, Jr., its President and Chief Executive Officer, thereunto duly authorized, this [        ] day of [                            [, 2013[    ].

Columbia Laboratories, Inc.

Frank C. Condella, Jr.
President and Chief Executive Officer

Appendix B
Columbia Laboratories, Inc.
Amended and Restated 2008 Long-Term Incentive Plan

1.  Purpose.  The Columbia Laboratories, Inc. Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers, employees, and certain consultants and advisors of Columbia Laboratories, Inc., a Delaware corporation (the “ Company ”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to work for the benefit, and promote the success, of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company's objectives.

2.  Administration.
(a)   Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members and shall be comprised, unless otherwise determined by the Company's Board of Directors, solely of not less than two (2) members who shall be (i) ” Non-Employee Directors ” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”) and (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “ Code ”). The Board of Directors may perform any function of the Committee hereunder, in which case references to the Committee shall be deemed to include the Board. The foregoing notwithstanding, no action or decision of the Committee shall be void or deemed not duly authorized solely because a member of the Committee did not meet a qualification requirement set forth in this Section 2(a).

(b)   Authority.  The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan (including to determine the terms and conditions of Awards granted and to waive conditions initially established for grants, including to accelerate vesting and to extend the exercisability of grants, except as specifically restricted by this Plan) and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable to carry out its purposes. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)   Delegation and Advisers.  The Committee may delegate to one or more of its members (including to a designated subcommittee), to management of the Company, to counsel for or advisors or consultants to the Committee or to one or more other agents appointed by the Committee, such administrative duties as the Committee may deem advisable; provided, such delegation does not adversely effect the exemption provided by Rule 16b-3 under the Exchange Act, prevent an Award from qualifying as a Performance-Based Award, if so intended, complying with Section 157 of the Delaware General Corporation Law and otherwise complying with applicable law. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent, shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

(d)   Limitation of Liability and Indemnification.  No member of the Committee and no officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any officer of the Company or any employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan, and may indemnify any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company's Bylaws (except that indemnity to counsel and advisors is not mandatory), including advancing costs and expenses incurred by them in the defense of claims relating thereto.

3.  Participants.  Participants will consist of such non-employee, directors, officers, employees, and consultants and advisors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

4.  Type of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards and (d) Stock Units (each as described below, and collectively, the “Awards”). Any Award may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Awards granted under the Plan shall be evidenced by an agreement (which need not be identical with respect to each grant or grantee) that may provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Nothing contained herein shall prevent the Company from making cash bonus payments or providing other awards pursuant to any employment agreement, bonus plan or arrangement or other compensation or benefit plan or program.

5.  Common Stock Available Under the Plan.
(a)   Basic Limitations.  The aggregate number of shares of capital stock of the Company that may be issued in connection with Awards granted under this Plan shall be 10,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “ Common Stock ”), which may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase, provided that the maximum number of shares of Common Stock that may be issued in connection with Restricted Stock Awards or Stock Units shall be 1,400,000. The number of shares of Common Stock that may be delivered under the Plan shall be subject to adjustments in accordance with Section 14 hereof and Sections 5(b) and 5(c) hereof. The maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any individual participant under the Plan in any one calendar year shall not exceed 1,000,000 (subject to adjustments made in accordance with Section 14 hereof).

(b)   Additional Shares.  Any shares of Common Stock which are: (i) underlying a Stock Option or Stock Appreciation Right which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to Restricted Stock Awards or Stock Units which are cancelled, terminated or forfeited, (iii) not delivered to a participant because all or a portion of a Restricted Stock Award or Award of Stock Units is settled in cash, or (iv) withheld in connection with a Restricted Stock Award or Stock Units to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan (with shares subject to such Restricted Stock Awards or Stock Units again available for those types of Awards). Any shares of Common Stock covered by a Stock Option or Stock Appreciation Rights shall be deemed to be delivered upon exercise with respect to such underlying shares even if the net number of shares delivered to the participant is less than the number of shares underlying the Award (as would occur, for example, upon a net exercise of options, upon a settlement of Stock Appreciation Rights in cash or for a net number of shares, upon a stock-for-stock exercise of Stock Options, or upon share withholding to satisfy tax obligations upon exercise of Stock Options or Stock Appreciation Rights). The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards delivered in connection with Awards, or generally available for Awards, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant in any calendar year under the Plan.

(c)   Business Acquisition Grants.  In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then outstanding  options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion and, to the extent any shares of Common Stock are to be delivered as Awards under the Plan in replacement for any such grants, awards, options or rights of another business, such shares shall be in addition to those available for the grant of Awards as provided by Sections 5(a) and 5(b).

6.  Stock Options.
(a)   Generally.  Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“ Incentive Stock Options ”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“ Nonqualified Stock Options ”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose or determine from time to time, subject to the following limitations.

(b)   Exercise Price.  Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant, but not less than 100% of the Fair Market Value of a share at the date of grant.

(c)   Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or, in the case of Nonqualified Stock Options, in the discretion of the Committee, by directing the Company to withhold shares otherwise deliverable upon exercise to satisfy the exercise price. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

(d)   Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

(e)   Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000); provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f)   Additional Limitations on Incentive Stock Options for Ten Percent Stockholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7.  Stock Appreciation Rights.
(a)   Generally.  The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which may not exceed Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount (which may not be less than Fair Market Value), all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions including vesting, as the Committee shall impose or determine from time to time; provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable and shall expire according to the same vesting and expiration rules as the corresponding Stock Option, unless otherwise determined by the Committee.

(b)   Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted; and provided further, that the time of exercise of any SAR intended to be a 409A Award shall conform to applicable requirements of Code Section 409A. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.  Restricted Stock Awards.
(a)   Generally.  The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without cash or other payment therefor in whole or in part. Each participant granted a Restricted Stock Award shall execute and deliver to the Company an agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock.

(b)   Payment of the Purchase Price.  If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates. This may include treating services between the grant date and the date of issuance as payment of lawful consideration equal to the par value of the Restricted Stock Award.

(c)   Additional Terms.  Restricted Stock Awards may be subject to such terms and conditions including vesting, as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, (ii) the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, the participant's competition with the Company, or the participant's breach of other obligations to the Company, and (iii) restrictions based upon the achievement of specific corporate or individual performance goals. Restricted Stock Awards not subject to a vesting requirement are authorized hereunder. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)   Rights as a Stockholder.  The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares, except as may be otherwise provided in a Restricted Stock Award agreement as determined by the Committee. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

9.  Stock Units.
(a)   Generally.  The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions including vesting, as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Stock Units may be 409A Awards or Non-409A Awards, based upon their terms; the Committee may include elective deferral features for Stock Units in its discretion. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b)   Settlement of Stock Units.  Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

(c)   Definitions.  A “Stock Unit” means a notional account representing a participant's conditional right to receive at a future date one (1) share of Common Stock. A “ Dividend Equivalent Right ” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, and subject to a risk of forfeiture and other terms as specified by the Committee.

10.  Performance-Based Awards.
(a)   Generally.  Any Awards granted under the Plan may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below that apply to the individual participant, one or more business units or the Company as a whole.

(b)   Business Criteria.  The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) revenues; (iv) sales; (v) operating income; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) segment profit, as defined in the Company's financial statements; (ix) working capital targets; (x) return on equity; (xi) return on capital or return on assets; (xii) expenses or expense ratios; (xiii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or economic profit created; (xiv) market price per share;  (xv) total return to stockholders, and (xvi) specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, new projects, or new ventures, customer satisfaction, staffing, training and development goals, goals relating to acquisitions, divestitures, affiliates and joint ventures. Business criteria may be measured on a consolidated basis, by department, group or business unit, or for specified subsidiaries or affiliates of the Company. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)   Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a specified performance period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed). Performance periods may be of any length, as specified by the Committee.

(d)   Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until there has been certified in writing by or on behalf of the Committee that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e)   Modification of Performance-Based Awards.  With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted, vested or payable upon the attainment of such performance goal.

11.  Foreign Laws.  The Committee may grant Awards to individual participants who are subject to the tax and other laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and local compensation customs and practices, and that may differ from those applicable to other participants. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

12.   Termination of Service; Forfeitures.
(a)   Termination of Service Other Than for Cause.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, if a participant ceases to be a non-employee director, employee, consultant or advisor of the Company or its subsidiaries or affiliates, as a result of termination by the Company or such subsidiary or affiliate without cause, or termination by the participant for any reason (other than by reason of the death of the Participant)
(i)    all unexercisable Awards held by the Participant on the date of termination of services shall be immediately forfeited by the participant; and
(ii)    all exercisable Awards held by the participant on the date of termination of services, shall remain exercisable until the earlier of (a) the end of the 90-day period following the participant's termination of services, or (b) the date the Award expires.

(b)   Forfeiture of Unsettled Awards.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, a participant shall forfeit all Awards he or she holds at the time and which have not been settled under this Plan (other than fully vested Restricted Stock Awards and vested Stock Units that have been deferred at the election of the participant) if:
(i)    the participant's service with the Company or any subsidiary or affiliate is terminated for willful, deliberate, or gross misconduct in the performance of the participant's duties to the Company, any subsidiary or affiliate, as determined by the Committee in its good faith judgment, or any other event which constitutes “cause” under an employment agreement to which such participant is a party; or
(ii)   following the participant's termination of service with the Company or with any subsidiary or affiliate and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship in violation of any non-competition obligation which such participant has to the Company,  a subsidiary or affiliate or in violation of any restriction to which the participant is subject on, directly or indirectly, soliciting the employment of or any business from, or employing or doing business with, any of the employees or former employees of the Company (or any subsidiary or affiliate) or any customer or supplier to the Company (or any subsidiary or affiliate), or any other party with which the Company (or any subsidiary or affiliate) has a business relationship (including any such obligation or restriction contained in any agreement pursuant to which  any Award is provided or any other agreement), and  the Committee in its sole discretion has determined the results of such violation to have been injurious to the Company's business interests.
The activities described in (i) and (ii) above are hereafter referred to as “Injurious Conduct”.

(c)   Effect on Settled Awards.  A forfeiture of Awards provided by Section 12(b) upon the Committee determining that a participant has engaged in Injurious Conduct during the course of his or her service or during the one (1) year period following his or her termination of service, shall not relieve the participant of any liability he or she may have to the Company or any subsidiary or affiliate as a result of engaging in the Injurious Conduct. In addition, the Committee may provide, in any Award agreement, for a forfeiture of gains previously realized upon exercise, lapse of restrictions or settlement of an Award (commonly referred to as a “clawback”) in the event of Injurious Conduct by a participant during service or a specified period following service.

(d)   Timing.  The Committee shall exercise the right of forfeiture provided to the Company in Section 12(b) or (c) within ninety (90) days after the discovery of the activities giving rise to the Company's right of forfeiture, which activities must have occurred no later than twelve (12) months after the participant's termination of service.

(e)   Determination from the Committee.  A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee's determination shall be limited to the specific business or activity so described.

(f)   Condition Precedent.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, all Awards shall be considered awarded under this Plan subject to the applicability of this Section 12.

(g)   Enforceability.  A purpose of this Section 12 is to protect the Company (and any subsidiary or affiliate) from Injurious Conduct. To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

13.  Change of Control.  Notwithstanding any other provision of the Plan, upon a Change of Control, outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

(a) Any outstanding and unexercised Stock Options shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire or be forfeited.

(b) The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is a director or executive officer of the Company.

(c) Any outstanding and unexercised Stock Appreciation Rights shall become immediately and fully exercisable.

(d) Any Restricted Stock or Stock Unit shall become immediately and fully vested.

(e) “Change of Control” means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.

14.  Adjustment Provisions.  Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock deliverable under all Awards stated in Section 5(a), the maximum number of shares of Common Stock available for Restricted Stock Awards and Stock Units under Section 5(a), and the maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any one person during any period stated in Section 5(a) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind, or other relevant changes in capitalization, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. With respect to outstanding Awards, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve, without enlarging, the participant's rights with respect to such Awards. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and which otherwise is permissible under Code Section 409A. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.  Nontransferability.  Each Award granted under the Plan to a participant (other than unrestricted stock Awards and vested Restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable for a period of one (1) year after his or her death and only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution or beneficiary designation. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an Award other than an Incentive Stock Option may permit the transferability of an Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the grant of the Award.

16.  Other Provisions.  The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards (subject to Section 20(a)), performance conditions other than those imposed under Section 10, or provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

17.  Fair Market Value.  For purposes of this Plan and any Awards awarded hereunder, Fair Market Value on any given date means the fair market value of the shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Board of Directors. Unless otherwise determined by the Board of Directors, (i) if the Common Stock is listed on a national securities exchange or is quoted on Nasdaq, the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange or quoted on Nasdaq, the amount determined by the Committee (or in accordance with procedures approved by the Committee) to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

18.  Withholding.  All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), require, or permit an election by, an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld.

19.  Employment Rights.  Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

20.  Tax Compliance
(a)   Certain Limitations on Awards to Ensure Compliance with Section 409A.  For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a participant) being “permitted” under Section 409A shall mean, for a 409A Award, that the term or event will not cause the participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), any distribution triggered by a participant's termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at such time as the participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i),  and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award.

(b)   Certain Terms Relating to Code Section 409A.  “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards (including those exempt as “short-term deferrals” under Proposed Treasury Regulation § 1.409A-1(b)(4) and any successor regulation). Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(c)   Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan (excluding Restricted Stock), such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.  Duration, Amendment and Termination.  No Award shall be initially granted more than ten (10) years after the latest date upon which the Plan (including any amendment and restatement of the Plan) has been approved by stockholders, but Awards outstanding at that time shall remain outstanding and governed by the terms of the Plan. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment of the Plan may be made without approval of holders of a majority of the voting power of the Common Stock , voting together as a single class, if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Awards under the Plan; (ii) increase the maximum number of shares or cash that may be awarded to any participant under Section 5 hereof; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the Plan so as to materially broaden eligibility for participation in the Plan; provided, however, that adjustments authorized under Section 14 are not subject to stockholder approval under this Section 22. Without the approval of stockholders, the Committee will not amend or replace previously granted Stock Options or Stock Appreciation Rights in a transaction that constitutes a “repricing.”  For this purpose, a “repricing” means: (1) amending the terms of a Stock Option or Stock Appreciation Right after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling a Stock Option at a time when its strike price is equal to or greater than the fair market value of the underlying Common Stock, in exchange for another Stock Option, Stock Appreciation Right, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Stock Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the participant. Adjustments to awards under Section 14 will not be deemed “repricings,” however.

23.  Governing Law.  This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24.  Effective Date.  This Plan has been adopted by the Board of Directors of the Company and shall be effective as of the date of approval by the Company's stockholders at the 2013 Annual Meeting of Stockholders, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote generally in the election of directors and entitled to vote on the matter of approval of this Plan. Such stockholder approval shall be a condition to the right of each participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such stockholder approval shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval and, if such stockholder approval is not obtained as provided hereunder, any such Award shall be canceled.

ANNUAL MEETING OF STOCKHOLDERS OF

COLUMBIA LABORATORIES, INC.

May 1, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630303000303000000 2 050113

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES, AND "FOR" PROPOSALS 2, 3, 4, 5, AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Valerie L. Andrews
- ○ Edward A. Blechschmidt
- ○ Frank C. Condella, Jr.
- ○ Cristina Csimma
- ○ Stephen G. Kasnet
- ○ G. Frederick Wilkinson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5, and 6.

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA LABORATORIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2013

The undersigned hereby appoints each of Stephen G. Kasnet and Frank C. Condella, Jr., as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the "Company") held of record by the undersigned on March 15, 2013, at the Company's Annual Meeting of Stockholders, to be held on May 1, 2013, or at any adjournment or adjournments thereof.

(Continued, and to be signed, on the reverse side.)

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